UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
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FIFTH THIRD BANCORP

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Our ambition: to be the One Bank
people most value and trust.

Lead Independent Director Letter to our Shareholders

Dear Fellow Shareholders,

It is my pleasure to invite you to join us at the Fifth Third Bancorp 2023 Annual Shareholders Meeting, which will be held virtually on April 18, 2023. I’ve had the privilege of serving as a Director at Fifth Third since 2013 and I’m honored to have the opportunity to serve my fellow members of the Board as its Lead Independent Director.

In 2022, our Board continued a steady focus on guiding the strategy of the Company and our commitment to five key strategic principals: sustained organic growth; innovative, software-enabled products; proactive balance sheet management; strong profitability and returns; and commitment to living our purpose. Our commitment to these strategic principals continues to yield enviable results.

Our directors’ unique blend of experience, expertise, and perspectives contributes to the Board’s ability to establish and oversee execution of our strategic priorities. As a Board, we routinely evaluate our composition to ensure it reflects the experience and expertise necessary to lead a large, complex, and evolving financial services company in a dynamic and fast-changing industry; is appropriately calibrated to represent the diverse perspectives of our customers and the communities we serve; and cultivates a high level of engagement among directors. Last year, the Board sharpened its focus on succession planning, given upcoming retirements under our director retirement policy, the addition of our new CEO, Tim Spence, to the Board, the election of Greg Carmichael as Executive Chair, and my election as Lead Independent Director.

Two of our long-serving directors, each of whom have made significant contributions to our Board and to the Company, will retire at the Annual Shareholders Meeting. Jewell Hoover has masterfully guided our Board with regard to our regulatory obligations and risk management oversight. We wish her the best in her well-deserved retirement. Greg Carmichael, who served as our CEO from November 2015 to July 2022, will also retire from the Board. Mr. Carmichael’s leadership, with a focus on implementing strategies to achieve through-the-cycle financial performance, will serve as a foundation for our Company to continue to deliver strong results for years to come. With the utmost gratitude for his service, we wish him well in all of his future endeavors.

The Board will continue succession planning thoughtfully and purposefully. Our current directors represent geographic locations from coast to coast, multiple races and ethnicities, various educational backgrounds, numerous industries, and multiple generations. As part of our comprehensive succession planning process, we’ve initiated searches for director nominees who will bring the skills and expertise necessary to guide a high-performing, innovative financial services company. We are working diligently and proceeding prudently, and we expect to add a diverse director in 2023.

We believe that the leadership at both the Board and management levels will position Fifth Third to continue to deliver the successful outcomes we’ve seen in recent years. Moreover, we believe the Company will be bolstered by the foundation we’ve built to achieve consistent results through the cycle, through strategic actions such as our investment in high-growth markets like the Southeast and our leveraging of technology to improve client experience and drive automation. In 2022, Fifth Third achieved record operating results, reflecting record revenue and prudent expense management. In addition, our fintech platforms, Dividend Finance and Provide, achieved record levels of origination and gained top three national market shares. Our fee-based and mortgage servicing businesses counterbalanced market headwinds faced by the financial services industry. Our stable balance sheet is more resilient to changes in the credit and rate environments, which we expect will contribute to continued favorable performance despite changes in the market. Our credit quality, driven by underwriting discipline and rigorous evaluation of risk and return dynamics, remains strong.

We continue to focus on improving the communities we serve and achieving our sustainability priorities. Through 2022, Fifth Third delivered $2.7 billion of our $2.8 billion commitment to our Accelerating Racial Equality, Equity, and Inclusion initiative, which supports strategic investments, access to capital, financial inclusion and education, and specific actions to further social justice and advocacy. We also support numerous other programs and efforts that invest in and strengthen our communities. Additionally, as detailed in our 2021 ESG report, Fifth Third remains committed to our five sustainability priorities, our $100 billion environmental and social finance target, and our six operational sustainability goals. We’re consistently ranked as a leader in sustainability among peers and our sustainability-related efforts have garnered several third-party recognitions.

On behalf of all of our directors, I’m grateful that the Board’s oversight and focus on strategy over the past several years have enabled the Company to achieve strong financial results and to undertake ambitious community and sustainability initiatives. The Board of Directors is excited by the vision Tim brings to Fifth Third. I’m confident that the Board will continue to be well-positioned to guide the Company as it embarks on Tim’s ambitious plans in 2023 and beyond.

Regards,

Nicholas K. Akins Lead Independent Director

Notice of 2023 Annual Meeting of Shareholders

To: Holders of Outstanding Common Stock and 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A

Date and Time	Location	Vote
Tuesday, April 18, 2023, 11:30 a.m., Eastern Daylight Time	Virtual www.virtualshareholdermeeting.com/FITB2023	Shareholders of record at close of business on Friday, February 24, 2023 are entitled to vote

Items of Business:

1	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2024.

2	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2023.

3	An advisory approval of the Company’s compensation of its named executive officers.

4	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Even if you plan to attend the virtual meeting, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the virtual Annual Meeting:

Please note that any member of the public will be able to attend and listen to the Annual Meeting, though the submission of questions will be limited only to holders of common stock and of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A (and depository shares representing those shares) (collectively, “Series A, Class B Preferred Stock”) of the Company and the holders of shareholder proxies. Shareholders and others may access the Annual Meeting website beginning at approximately 11:15 a.m., Eastern Daylight Time on April 18, 2023. To vote at the meeting, common stock shareholders must use their 16-digit control number. For more information on attending the virtual Annual Meeting, please see page 2.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-870-0653.

By Order of the Board of Directors,

Joseph C. Alter, Corporate Secretary

Proxy Statement Highlights

This highlights section does not contain all the information that you should consider before voting. Please read this entire Proxy Statement carefully. For more information on our 2022 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2022, a copy of which is available at ir.53.com.

Voting matters and Board recommendations:

Proposal	Board Recommendation

Election of 14 directors to serve until the Annual Meeting of Shareholders in 2024.	✓ “FOR” all nominees

Ratification of the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for Fifth Third Bancorp for the year 2023.	✓ “FOR”

Advisory approval of Fifth Third Bancorp’s compensation of its named executive officers.	✓ “FOR”

Casting your vote:

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Our Board of Directors is soliciting proxies and voting instructions for the Annual Meeting of Shareholders to be held virtually on Tuesday, April 18, 2023 at 11:30 a.m. Eastern Daylight Time. The proxy materials were first made available to shareholders on or about March 6, 2023.

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Your vote is important! Please cast your vote as soon as possible, but, if you vote by Internet or phone, you must vote no later than 11:59 p.m. Eastern Daylight Time on April 17, 2023 for Common Stock held directly and by 11:59 p.m. Eastern Daylight Time on April 13, 2023 for Common Stock held in a Plan and for Series A, Class B Preferred Stock.

Internet: www.proxyvote.com	Telephone: 1.800.690.6903	Mail: Sign, date, and mail the enclosed Proxy card.

For more information on how to cast your vote, please see pages 101-102.

Fifth Third 2023 Proxy Statement	1

PROXY STATEMENT HIGHLIGHTS

Attending the Annual Meeting:

The 2023 Annual Meeting of Shareholders (“Annual Meeting”) of Fifth Third Bancorp (the “Company,” the “Bancorp,” or “Fifth Third”) will be held in a virtual format only, via the internet. We have held virtual meetings in each year since 2020 and will continue to consider the benefits of future virtual meetings. We have carefully and thoughtfully structured our virtual meeting to include opportunities for participation which are consistent with previous in-person meetings. We believe that holding our Annual Meeting virtually facilitates greater shareholder attendance and participation by allowing all shareholders to participate equally, through any internet-connected device from any location, free of cost. In practice, we have experienced increased engagement and shareholder participation at our virtual Annual Meeting than occurred at meetings prior to our adopting a virtual format. Moreover, a virtual meeting has a reduced carbon footprint and less environmental impact compared to an in-person meeting. As described below, we observe best practices for virtual shareholder meetings, including by providing a support line for technical and other assistance and addressing as many relevant shareholder questions as time allows.

The Annual Meeting will start at 11:30 a.m. Eastern Daylight Time on April 18, 2023. Shareholders and guests may join the virtual meeting beginning at 11:15 a.m. Eastern Daylight Time. Any member of the public is invited to attend as a guest and listen to the Annual Meeting by visiting www.virtualshareholdermeeting.com/FITB2023 and logging in as a guest. Shareholders of record of Fifth Third Common Stock or of Series A, Class B Preferred Stock, beneficial holders of Fifth Third Common Stock or of Series A, Class B Preferred Stock, or authorized representatives of a beneficial holder of Fifth Third Common Stock or of Series A, Class B Preferred Stock, or their legal proxy holders, as of the close of business on February 24, 2023, the record date, are entitled to submit questions at the virtual Annual Meeting. Shareholders may participate by visiting www.virtualshareholdermeeting.com/FITB2023 and choosing the shareholder log-in and entering their 16-digit control number that is printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials or your Proxy Card. We encourage shareholders and guests wishing to attend the Annual Meeting to visit www.virtualshareholdermeeting.com/FITB2023 in advance of the meeting to verify their internet connection, familiarize themselves with the online access process, and update their devices and/or browsers, as appropriate. The virtual Annual Meeting platform is fully supported across browsers and devices equipped with the most updated version of applicable software and plugins. Additionally, shareholders should allow sufficient time after logging in to ensure that they can hear streaming audio prior to the start of the meeting.

Anyone wishing to attend the meeting and encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the Company through Broadridge Financial Solutions, Inc. Technical support information is provided on the sign-in page.

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders will be able to attend, vote (in the case of holders of Common Stock), examine the shareholder list, and submit questions before and during a portion of the meeting via the online platform. Shareholders may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/FITB2023, and by typing a question into the “Ask a Question” field and clicking submit. Shareholders may submit questions beginning on April 11, 2023 by logging onto proxyvote.com with their 16-digit control number. Questions that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we may combine them.

Shareholders of Common Stock may vote during the Annual Meeting. Shareholders may also vote before the date of the Annual Meeting using one of the methods provided on the proxy card. Holders of depositary shares representing Preferred Stock may only submit voting instructions prior to the Annual Meeting using one of the methods provided on the proxy card. We recommend that shareholders vote by mail, internet, or telephone prior to the Annual Meeting, even if they plan to attend the Annual Meeting virtually.

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PROXY STATEMENT HIGHLIGHTS

About Our Company

Fifth Third is a diversified financial services company headquartered in Cincinnati, Ohio and is the indirect holding company of Fifth Third Bank, National Association. The Bancorp operates three main businesses: Commercial Banking, Consumer and Small Business Banking, and Wealth & Asset Management. Fifth Third has approximately 20,000 employees, banking centers across 11 states, and commercial and consumer lending presence across the United States.

Core Values

Work as One Bank

Proactively collaborate to achieve shared goals.

Take Accountability

Own what you do and speak up if something feels wrong, looks wrong, or is wrong.

Be Respectful and Inclusive

Respect diversity. Fully integrate ideas from varying perspectives.

Act with Integrity

Be honest. Be fair. Do the right thing.

Fifth Third Bank Footprint Map

Key Strategic Priorities

• Sustained organic growth from positioning the bank to benefit from secular trends and through gaining market share

• Innovative, software-enabled products that simplify customers’ lives and enhance the client experience

• Proactive balance sheet management (credit risk, rate risk, capital), positioning the Bank to serve clients and perform well in any environment

• Strong profitability and returns driven by expense discipline and relationship profitability focus

• Commitment to living our purpose every day: to improve the lives of our customers and the well-being of our communities

Fifth Third 2023 Proxy Statement	3

PROXY STATEMENT HIGHLIGHTS

Corporate Performance Highlights

Strong financial performance, reflecting solid operating results

•	Generated record revenue of $8.4 billion in 2022, which increased 6% compared to 2021

•	Prudently managed expenses throughout the year while continuing to invest in the business

•	Generated consumer household growth of 2.5% year-over-year

Sustainability Leadership

•	Announced $100 billion environmental and social finance target through 2030

•	Named top 25 of America’s Most JUST companies by JUST Capital and CNBC

•	Closed acquisition of Dividend Finance, a leading fintech point-of-sale lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

•	Raised employee minimum wage to $20 an hour

•	Announced six new operational sustainability targets to be achieved by 2030:

•	Purchase 100% renewable power (continued at 100%)

•	Reduce location-based GHG emissions (Fifth Third’s scope 1 and 2 emissions) by 75% (previously 25%)

•	Reduce energy use by 40% (previously 25%)

•	Reduce potable water use by 50% (previously 20%)

•	Divert 75% of waste from going to landfills (previously 20% waste reduction goal)

•	Reduce paper use by 75% and purchase remaining paper from certified sources

Robust capital & liquidity

•	Maintained strong capital levels with Common Equity Tier 1 of 9.3%

•	Remained heavily core-funded, with loan-to-core deposit ratio ending the year at 76%

Strong shareholder returns

•	Increased quarterly cash dividend on common shares 3 cents, or 10%

Balance sheet management

•	$15 billion cash flow hedge portfolio provides hedge protection through 2031

•	Strategically delayed deployment of excess liquidity resulting in another year of securities yield outperformance relative to peers

•	Successfully managed a 35 bps annual increase to interest-bearing core deposit costs despite record pace of rate hikes by the Federal Reserve

Disciplined risk management

•	Credit results continue to demonstrate our disciplined client selection and conservative underwriting

•	Our key credit metrics remained well-below normalized levels, including nonperforming assets, nonperforming loans, and net-charge-offs

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PROXY STATEMENT HIGHLIGHTS

Item 1: Election of Directors

The Board of Directors proposes the election of 14 directors to serve until the 2024 Annual Meeting of Shareholders. Our directors provide robust and effective governance and oversight. The nominees for director, collectively, represent diverse perspectives and provide a broad range of skills, expertise, and experience to guide the Company.

Our Board of Directors recommends a vote “For” each nominee. For more information on our nominees, please see page 19.

Board of Directors Highlights

2023 Director Nominee Overview

Name	Age	Gender	Ethnicity	Director Since	Other Public Company Boards*

Nicholas K. Akins	62	M	White	2013	American Electric Power

B. Evan Bayh, III	67	M	White	2011	Marathon Petroleum Company Berry Global Group, Inc. RLJ Lodging Trust

Jorge L. Benitez	63	M	Latino	2015	World Fuel Services

Katherine B. Blackburn	57	F	White	2014	None

Emerson L. Brumback	71	M	White	2009	None

Linda W. Clement-Holmes	60	F	African American	2020	Cincinnati Financial Corporation

C. Bryan Daniels	64	M	White	2019	MB Financial, Inc. (2019)

Mitchell S. Feiger	64	M	White	2020	MB Financial, Inc. (2019)

Thomas H. Harvey	62	M	White	2019	MB Financial, Inc. (2019)

Gary R. Heminger	69	M	White	2006	PPG Industries, Inc. Marathon Petroleum Company (2020) MPLX GP LLC (2020)

Eileen A. Mallesch	67	F	White	2016	Arch Capital Group, Ltd. Brighthouse Financial State Auto Financial Corp. (2021) Libbey, Inc. (2020) Bob Evans Farms, Inc. (2018)

Michael B. McCallister	70	M	White	2011	AT&T, Inc. Zoetis, Inc.

Timothy N. Spence	44	M	White	2022	None

Marsha C. Williams	71	F	White	2008	Modine Manufacturing Company Davis Funds Crown Holdings, Inc. McDermott International, Inc. (2020) Chicago Bridge & Iron Company, N.V. (2018)

*	The year in which a public company directorship previously ended is indicated by the parenthetical year following the company name.

Fifth Third 2023 Proxy Statement	5

PROXY STATEMENT HIGHLIGHTS

Diverse Skills and Attributes Among Board Nominees

	Accounting/ Financial Reporting		Executive Management
10/14		14/14

	Compensation and Benefits		Financial Services Industry
12/14		9/14

	Corporate Governance		Human Capital Management
14/14		12/14

	Cybersecurity		Legal and Regulatory
8/14		9/14

	Digital Innovation and FinTech		Risk Management
8/14		13/14

	Sustainability		Strategic Planning
11/14		14/14

∎ represents each director who possesses the skill or attribute

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PROXY STATEMENT HIGHLIGHTS

Board Diversity Matrix (Directors as of March 6, 2023)

	2023		2022

	Female	Male	Female	Male

Total Number of Directors	16		15

Part I: General Identity

Directors	5	11	5	10

Part II: Demographic Background

African American or Black	2	—	2	—

Hispanic or Latinx	—	1	—	1

White	3	10	3	9

LGTBQ+	—	—	—	—

Directors’ Gender	Directors’ Ethnicity	Directors’ Average Tenure	Directors’ Independence[1]

[1]

Mr. Feiger will be eligible to be considered independent under applicable Nasdaq standards on June 1, 2023, which is more than three years after his retirement from the Company. If Mr. Feiger is considered independent and each director nominee listed is elected, the Board will be 93% independent on June 1, 2023.

Fifth Third 2023 Proxy Statement	7

PROXY STATEMENT HIGHLIGHTS

Board Governance Overview

Fifth Third’s Board of Directors is committed to strong and effective governance and oversight. Annually, the Board reviews and enhances, as necessary, its practices related to Board independence, Board accountability, and Board effectiveness. Below are some highlights of our Board governance program.

Board Independence

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Strong Lead Independent Director: Mr. Akins, our Lead Independent Director, provides strong leadership of the independent directors through responsibilities expressly defined in Fifth Third’s Corporate Governance Guidelines. The Lead Independent Director is annually elected by all independent directors.

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Substantial Majority of Independent Directors: The Board of Directors is comprised of a substantial majority of independent directors. All director nominees are considered independent under applicable Nasdaq standards except Mr. Spence, our CEO, and Mr. Feiger, a former employee of Fifth Third and former CEO of MB Financial, Inc., which merged with Fifth Third in 2019. Mr. Feiger will be eligible to be considered independent under Nasdaq standards in June 2023, after which Mr. Spence will be our sole non-independent director.

•	Independent Director-Led Committees: All Committees of the Board of Directors are led by and entirely comprised of independent directors.

•	Executive Sessions: Independent directors regularly meet in executive session throughout the year.

•	Engagement with Regulators: Fifth Third’s regulators are invited to meet with independent directors outside the presence of management.

Board Accountability

•	Ethics Training and Certification: Directors receive annual ethics training and must review and acknowledge the Code of Business Conduct and Ethics on an annual basis.

•	Attendance: The Board of Directors and its Committees had a 99% aggregate attendance rate in 2022.

•

Majority Voting Standards: Fifth Third utilizes majority voting requirements for uncontested director elections and all directors must be elected annually with no staggered or multi-year terms. In addition, in 2021, Fifth Third eliminated supermajority voting requirements for shareholder approval of amendments to the Articles of Incorporation and for certain business mergers and combinations.

•

Retirement Age: Our Code of Regulations provides that a director should not stand for re-election at the Annual Meeting following his or her 72nd birthday; provided that the Nominating and Corporate Governance Committee may waive this requirement upon consideration of relevant factors listed in our Corporate Governance Guidelines.

•	Annually Reviewed Director Pay Program: The Director Pay Program is reviewed and approved annually by the Human Capital and Compensation Committee.

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Oversight of Strategy: The Board of Directors actively oversees the development of strategic objectives during its September Board meeting and receives updates on the implementation of the strategic plan throughout the year at regularly scheduled Board meetings. The Board also reviews the risk assessment of the strategic plan.

•	Proxy Access: The Board amended the Bancorp’s Code of Regulations in 2020 to allow proxy access.

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Stock Ownership Requirements: Directors are required to own Fifth Third stock equal in value to six times their annual director salary (not including fees for Committee service) within five years of their Board appointment.

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Oversight of Executive Management Succession Planning: The Board engages in an annual executive management succession planning review meeting, in addition to regular succession planning discussions at the Committee level.

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PROXY STATEMENT HIGHLIGHTS

Board Effectiveness

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Robust Self-Assessments, Including Lead Independent Director Interviews: The Board of Directors and the Nominating and Corporate Governance Committee oversee the annual self-evaluation process, which includes both written assessments of the Board and each Committee and interviews between the Lead Independent Director and each independent director. Management implements action plans based on directors’ feedback and reports to the Board on the implementation of those plans to ensure continuous improvement.

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Director Diversity, Skills, and Expertise: The Board annually evaluates Board effectiveness and reviews directors’ diversity, skills, and expertise to ensure the Board represents a diverse skill set oriented to the historical and emerging needs of the business. Two of our Committees are led by diverse directors. Our directors’ ages (44-71 years) span multiple generations, which provides unique perspectives.

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Strong Director Education Program: Fifth Third has instituted a robust director education program, approved annually by the Board, to enhance directors’ knowledge on topics relevant to oversight of a large financial institution. Director education sessions typically occur at every regularly scheduled Board meeting and also several times a year in Committee meetings. In 2022, the Board and its Committees had a total of 40 education sessions.

•

Broad Director Onboarding Program: Our Board-approved, comprehensive Director Onboarding Program seeks to quickly integrate new directors in our business and culture and features one-on-one sessions with senior executives and functional area representatives, facility tours, and training on company policies and industry trends.

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Board Succession Planning: The Board, and its relevant Committees, regularly discuss director succession planning, focusing on business needs, industry trends, diverse perspectives, and shareholder expectations. Given scheduled director retirements in the next several years, the Board and its relevant Committees have prioritized succession planning activity.

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Committee Refreshment: The Nominating and Corporate Governance Committee annually reviews the leadership and membership of each Committee and recommends adjustments, as necessary. Additionally, approximately every two to three years, the Committee undertakes a thorough recalibration analysis to address Committee leadership and membership in light of new and anticipated business programs and regulatory requirements, succession planning initiatives, and director development, while ensuring ongoing consistency and continuity.

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Over-boarding Restrictions: Directors are subject to over-boarding restrictions, updated in 2021, to improve Board effectiveness, ensure that directors have sufficient time and attention to devote to their duties at Fifth Third, and more closely align with shareholder expectations. Directors may serve on four total public company boards, and directors who are active CEOs may serve on two total public company boards.

•	Strong Corporate Governance Guidelines: The Corporate Governance Guidelines and Board Committee Charters are reviewed annually to maintain strong and sound governance practices.

Voting Power

There are currently 681,054,094 outstanding shares of Fifth Third Common Stock and each share is entitled to one vote on all proposals at the meeting. In addition, there are 200,000 outstanding shares of Series A, Class B Preferred Stock (represented by approximately 8,000,000 depositary shares). Each share of Series A, Class B Preferred Stock has 24 votes per share on all proposals at the meeting. The total voting power of all outstanding shares of Series A, Class B Preferred Stock is equal to 4,800,000 votes of our Common Stock, or less than one percent of the total voting power of our outstanding Common Stock.

Fifth Third 2023 Proxy Statement	9

PROXY STATEMENT HIGHLIGHTS

Item 2: Ratification of the Appointment of Deloitte & Touche to Serve as Independent Auditor

The Board of Directors proposes to ratify the appointment of Deloitte & Touche to serve as the independent external audit firm for Fifth Third Bancorp for the year 2023. The Audit Committee and the Board of Directors believe Deloitte & Touche’s continued service as Fifth Third’s independent external audit firm is in the best interests of the Company and our shareholders. The Audit Committee will further evaluate the appointment of Deloitte & Touche as independent external audit firm if the appointment is not ratified by a majority of shareholders.

Our Audit Committee and our Board of Directors recommend a vote “For” the ratification of the appointment of Deloitte & Touche as the Company’s independent external audit firm for 2023. For more information on this item, please see page 92. This item appears as Item 2 on your proxy card.

Item 3: Advisory Approval of the Company’s Compensation of its Named Executive Officers

The Board of Directors seeks advisory approval of the compensation for Fifth Third’s Named Executive Officers. The Human Capital and Compensation Committee and our Board of Directors have established a compensation philosophy and a compensation program that rewards employees for delivering the right products to the right customers. Our compensation program considers our shareholders’ long-term interests and align with Fifth Third’s values, while also staying within our risk tolerance.

Our Human Capital and Compensation Committee and our Board of Directors recommend a vote “For” the advisory approval of the compensation of our Named Executive Officers. For more information on this item, please see page 93. This item appears as Item 3 on your proxy card.

Executive Compensation Highlights

Our Named Executive Officers have approximately 50% or more of their target total compensation delivered in the form of long-term, equity-based compensation.

2022 Total Compensation Pay Mix(1)

Chief Executive Officer	Average of Other NEOs

(1)	The percentages reflect the Named Executive Officer’s base salary as of December 31, 2022, target annual cash incentive award for 2022, and target long-term, equity-based incentive award for 2022.

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PROXY STATEMENT HIGHLIGHTS

Our compensation program incorporates best practices in governance and executive compensation, including the following:

Compensation matter	Fifth Third’s practice

Frequency of pay equity practices review	Annual

Frequency of say-on-pay advisory vote	Annual

Robust code of business conduct and ethics	✓

Pay for performance	✓

Employment agreements for executive officers	✘

Excessive perks	✘

Fifth Third 2023 Proxy Statement	11

PROXY STATEMENT HIGHLIGHTS

Sustainability Highlights

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PROXY STATEMENT HIGHLIGHTS

Sustainability Priorities and Performance Metrics

Through stakeholder engagement and discussions with our senior executive leadership team, the Sustainability Committee identified and the Board of Directors approved five sustainability priorities to focus on in 2022 and beyond. These priorities have been incorporated in senior executive goal-planning as well as the 2022 variable compensation plan for executives and employees. The metrics below represent key data points of these priorities.

Sustainability priorities update

Data	is for fiscal year 2022, unless otherwise noted.
[1]	9/23/2020-12/31/2022.
[2]	In terms of ethnicity or gender.
[3]	Data is through 9/30/2022.
[4]

For Scope 1, Scope 2 and business travel under Scope 3 emissions. Projected full year 2022 CO2e emissions are based on 2022 year-to-date data as well as historical company data from 2014-2021. Final CO2e emissions will be made available in 2023 following independent verification.

[5]	Since 2004.
[6]	Preliminary.

Fifth Third 2023 Proxy Statement	13

Election of Directors (Item 1 on Proxy Card)

In accordance with our Code of Regulations, directors are each elected annually to a one-year term expiring at the next Annual Meeting of Shareholders. The terms of our current directors expire at the Annual Meeting on April 18, 2023. Fourteen of our current directors have been nominated to be elected to serve until the Annual Meeting of Shareholders in 2024.

Process for Director Nominations

Director candidates are nominated by the Nominating and Corporate Governance Committee. Pursuant to its Charter, the Nominating and Corporate Governance Committee annually reviews the current composition of the Board, in light of director skills, expertise, diversity, background, and experience, the current and emerging needs of our business, and feedback from directors in the Board’s robust self-evaluation process. In addition, the Nominating and Corporate Governance Committee reviews the background and skills of director candidates based on the needs of the Company and the Board. Candidates are reviewed by the Nominating and Corporate Governance Committee and the Board of Directors prior to nomination or appointment to the Board.

Our Corporate Governance Guidelines provide that shareholders may propose nominees to the Nominating and Corporate Governance Committee by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at our executive offices and will be forwarded to the Committee. The Nominating and Corporate Governance Committee will then evaluate the possible nominee using the criteria provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee Charter, and other relevant corporate governance disclosures and will consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by Fifth Third for this Annual Meeting. Shareholders may also nominate candidates directly for election by following the procedures in our Code of Regulations. These are summarized in the “2024 Shareholder Proposals” section of this Proxy Statement.

Pursuant to applicable law and our Code of Regulations, any vacancies that occur after the directors are elected may be filled by the Board of Directors for the remainder of the full term of the vacant directorship or the Board may elect not to fill the vacancy and to reduce the size of the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any directors are elected director or officers are appointed.

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ELECTION OF DIRECTORS

Criteria for Director Nominations

Our Corporate Governance Guidelines set forth the following non-exclusive criteria for directors:

•	independence (in order to compose a Board of Directors that has a majority of its members who are independent)

•	highest personal and professional ethics and integrity

•	willingness to devote sufficient time to fulfilling duties as a director

•	impact on the diversity of the Board’s overall experience in business, government, education, technology, and other areas relevant to our business

•	impact on the diversity of the Board’s composition in terms of age, skills, ethnicity, and other factors relevant to our business

•	the number of other public company boards on which the candidate may serve (e.g., a non-CEO director may not serve on more than three public company boards in addition to Fifth Third)

The Board of Directors and Nominating and Corporate Governance Committee value diversity among our directors. The Board believes that diversity on our Board should be a priority and therefore actively seeks diverse candidates with regard to gender, race, ethnicity, age, background, and other attributes. We strive to include candidates who reflect the diverse markets which we serve in our pools from which nominees are chosen. Any third-party search firms engaged to assist in the searches for director candidates are required to include candidates with diverse characteristics.

The Nominating and Corporate Governance Committee reviewed the qualifications of each nominee for election as director and found that each possesses strong personal and professional ethics and integrity and each is committed to representing the interests of Fifth Third and our shareholders. In addition, as a group, the skills, expertise, experience, and diversity of our nominees are well-suited to address the current and emerging needs of our business and to achieve our strategic goals. Our Board of Directors believes that each of our director nominees has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. Therefore, the Nominating and Corporate Governance Committee has nominated for election as directors the following fourteen (14) persons: Nicholas K. Akins, B. Evan Bayh, III, Jorge L. Benitez, Katherine B. Blackburn, Emerson L. Brumback, Linda W. Clement-Holmes, C. Bryan Daniels, Mitchell S. Feiger, Thomas H. Harvey, Gary R. Heminger, Eileen A. Mallesch, Michael B. McCallister, Timothy N. Spence, and Marsha C. Williams. All nominees are current directors of Fifth Third Bancorp. Our Board of Directors has determined that all nominees are considered independent under applicable Nasdaq standards, with the exception of Messrs. Feiger and Spence.1 Mr. Feiger will be eligible to be considered independent in June 2023, which will be more than three years since he was an employee of the Company.

Mr. Carmichael and Ms. Hoover will each retire from the Board at the Annual Meeting. Ms. Hoover has served the Board for 14 years and, among many important contributions during her tenure, provided significant and meaningful leadership during the Company’s conversion to a national bank. Mr. Carmichael retired as Fifth Third’s CEO in 2022, having led the Company through a period of significant growth and positioned it to achieve consistent results through the economic cycle. We extend our most sincere gratitude to each of Ms. Hoover and Mr. Carmichael for their many years of service to the Company and its shareholders and wish them well in their future endeavors. The Board of Directors has voted to decrease the size of the Board to 14 such that no vacancies will result from the retirements of Mr. Carmichael and Ms. Hoover.

[1]	Our Board determined that in 2022, all current directors were considered independent under applicable Nasdaq standards, with the exception of Messrs. Carmichael, Feiger, and Spence.

Fifth Third 2023 Proxy Statement	15

ELECTION OF DIRECTORS

In 2022, as part of its regular succession planning process and in anticipation of several possible near-term director retirements, the Board, led by its Nominating and Corporate Governance Committee, initiated a comprehensive review and analysis of Board composition, including identification of priority characteristics related to diversity, experience, and expertise of future director candidates. Director recruitment continues to be a significant focus item for the Board and, as such, the Board has engaged two third-party search firms to assist it in the identification of diverse director candidates who meet the criteria described above and who also possess specific experience and expertise relevant to the evolving needs of our business. Consistent with our objective to continue to enhance the diversity of our Board, the Board has prioritized the identification of diverse director candidates and, therefore, we have directed both firms to identify gender and racially/ethnically diverse candidates who also possess certain skills and expertise. Additionally, as part of its succession planning process, the Board re-nominated Ms. Williams for election to an additional term on the Board, although she will reach the retirement age set forth in our Corporate Governance Guidelines prior to the 2023 Annual Shareholders Meeting. As more fully discussed on page 18, Ms. Williams provides the Board with leadership continuity (having previously served as Board Chair and Lead Independent Director), a diverse perspective and also expertise in many areas relevant to the Board’s effectiveness. The Board’s succession planning efforts continue, with a goal of appointing an additional diverse director to the Board in 2023.

16

ELECTION OF DIRECTORS

Director Nominee Overview

Name	Age	Gender	Ethnicity	Director Since	Other Public Company Boards*

Nicholas K. Akins	62	M	White	2013	American Electric Power

B. Evan Bayh, III	67	M	White	2011	Marathon Petroleum Company Berry Global Group, Inc. RLJ Lodging Trust

Jorge L. Benitez	63	M	Latino	2015	World Fuel Services

Katherine B. Blackburn	57	F	White	2014	None

Emerson L. Brumback	71	M	White	2009	None

Linda W. Clement-Holmes	60	F	African American	2020	Cincinnati Financial Corporation

C. Bryan Daniels	64	M	White	2019	MB Financial, Inc. (2019)

Mitchell S. Feiger	64	M	White	2020	MB Financial, Inc. (2019)

Thomas H. Harvey	62	M	White	2019	MB Financial, Inc. (2019)

Gary R. Heminger	69	M	White	2006	PPG Industries, Inc. Marathon Petroleum Company (2020) MPLX GP LLC (2020)

Eileen A. Mallesch	67	F	White	2016	Arch Capital Group, Ltd. Brighthouse Financial State Auto Financial Corp. (2021) Bob Evans Farms, Inc. (2018) Libbey, Inc. (2020)

Michael B. McCallister	70	M	White	2011	AT&T, Inc. Zoetis, Inc.

Timothy N. Spence	44	M	White	2022	None

Marsha C. Williams	71	F	White	2008	Modine Manufacturing Company Davis Funds Crown Holdings, Inc. McDermott International, Inc. (2020) Chicago Bridge & Iron Company, N.V. (2018)

*	The year in which a public company directorship previously ended is indicated by the parenthetical year following the company name.

Fifth Third 2023 Proxy Statement	17

ELECTION OF DIRECTORS

Director Retirement Age Provision

Fifth Third’s Corporate Governance Guidelines provide that a director should retire from the Board at the next annual meeting of shareholders at which the director’s term expires that follows his or her 72nd birthday. Upon recommendation from the Nominating and Corporate Governance Committee, the Board may waive this retirement age provision a maximum of three times per director after consideration of the following, among other factors: whether Fifth Third is undergoing significant transition periods in executive leadership, whether there has been an unexpected loss of directors, or whether such a director possesses a specific expertise relevant to the current or emerging business needs of Fifth Third, has unique and valuable industry-specific knowledge, or possesses some other attributes deemed essential by the Board or Nominating and Corporate Governance Committee.

Pursuant to our Corporate Governance Guidelines, Ms. Williams offered to retire prior to the 2022 Annual Meeting. The Nominating and Corporate Governance Committee evaluated Ms. William’s offer of retirement, her contributions to the Board, and the current areas of skills and expertise of the Board.

The Committee noted that Ms. Williams annually receives high shareholder approval, has significant experience in the financial services industry, possesses substantial corporate governance expertise and has extensive public company leadership experience. Ms. Williams previously served as Fifth Third’s Board Chair and Lead Independent Director and continues to provide the Board with leadership continuity and transitional guidance related to governance, leadership, and the financial services industry. The Committee also considered Ms. Williams’ diverse perspective. Based on these considerations, the Committee unanimously agreed to grant an exception to Fifth Third’s Corporate Governance Guidelines for Ms. Williams, as a 2023 nominee. As such, the Committee nominated Ms. Williams for an additional one-year term. For more specific information on Ms. Williams’ qualifications as a director, please see page 25.

18

ELECTION OF DIRECTORS

Nominees for Election as Directors

Nicholas K. Akins

Executive Chair of American Electric Power Company

Career Highlights:

•  Executive Chair of American Electric Power Company

•  40-year career of increasing leadership responsibility with American Electric Power Company (initially with the former Central and South West Corporation that merged with AEP in 2000), including roles as Chief Executive Officer (November 2011), President (January 2011), and Executive Vice President (2006)

Key Qualifications and Experience

•  Business expertise as chief executive officer of multi-state utility

•  Oversight of operational, financial, and compliance-related management in heavily regulated industry

•  Significant experience leading corporate and employee culture initiatives

•  Oversight of cyber-related activities in business systems and critical infrastructure

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Sustainability, Executive Management, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

B. Evan Bayh, III Senior Advisor, Apollo Global Management
Career Highlights:
• Non-executive Senior Advisor, Apollo Global Management
• Served as United States Senator for the State of Indiana
• Served as Governor of the State of Indiana
• Former Partner, McGuire Woods
• Former Partner, Cozen O’Connor

Key Qualifications and Experience

•  Oversight of a broad array of financial, economic, and policy issues impacting a wide variety of businesses as Governor and Senator

•  Service as a member of the Senate Banking Committee and the Chair of the International Trade and Finance Subcommittee

•  Extensive knowledge of cybersecurity issues as a result of membership on the Senate Intelligence Committee and the Central Intelligence Agency External Advisory Board

Skills and Attributes:

Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Sustainability, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

Fifth Third 2023 Proxy Statement	19

ELECTION OF DIRECTORS

Jorge L. Benitez

Retired Chief Executive Officer of North America, Accenture

Career Highlights:

•  Retired Chief Executive Officer of North America, Accenture

•  Former Chief Operating Officer, Accenture Products Operating Group

Key Qualifications and Experience

•  Extensive experience developing and executing business strategies across a range of industries

•  Significant experience implementing large-scale systems integration services

•  Oversight of operating units within a large multinational publicly-traded company

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and Fintech, Sustainability, Executive Management, Human Capital Management, Risk Management, Strategic Planning

Katherine B. Blackburn

Executive Vice President of Cincinnati Bengals, Inc.

Career Highlights:

•  Executive Vice President, Cincinnati Bengals, Inc.

Key Qualifications and Experience

•  Extensive experience managing Cincinnati Bengals professional football franchise, including human resource management, cost and efficiency management, marketing, and business negotiations

•  Extensive experience with inclusion and diversity initiatives, including with the National Football League’s Diversity Committee

•  Knowledge and familiarity of Fifth Third Bank and the Cincinnati, Ohio regional market

Skills and Attributes:

Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and Fintech, Sustainability, Executive Management, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

20

ELECTION OF DIRECTORS

Emerson L. Brumback

Retired President and Chief Operating Officer of M&T Bank

Career Highlights:

•  Retired President and Chief Operating Officer of M&T Bank

•  Vice Chair of the Board of Ascendium Education Group

•  Former Chair, President, and Chief Executive Officer of Bank One Cincinnati

Key Qualifications and Experience

•  30 years of experience in the financial services industry with several banking organizations

•  Extensive executive experience overseeing retail banking, commercial banking, banking operations, and banking systems

•  Knowledge of risk management systems in complex financial organizations

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

Linda W. Clement-Holmes

Retired Chief Information Officer, The Procter & Gamble Company

Career Highlights:

•  Retired Chief Information Officer, Global Information and Decision Solutions Officer, Senior Vice President of Global Business Services, and Chief Diversity Officer of The Procter and Gamble Company

Key Qualifications and Experience

•  35-year career at Procter and Gamble, culminating in service as Chief Information Officer

•  Extensive technology, cybersecurity, and digital innovation expertise, including leadership of global Procter and Gamble technology team and responsibility for digital and IT architecture and governance, including information security

•  Experience in corporate strategy, including use of emerging business technologies to support speed and innovation

•  Knowledge of Cincinnati, Ohio regional market and leadership in inclusion and diversity efforts

Skills and Attributes:

Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Sustainability, Executive Management, Human Capital Management, Risk Management, Strategic Planning

Fifth Third 2023 Proxy Statement	21

ELECTION OF DIRECTORS

C. Bryan Daniels

Co-Founder and Principal of Prairie Capital, a Chicago-based private equity firm

Career Highlights:

•  Co-Founder and Principal of Prairie Capital, a Chicago-based private equity firm

•  Former Senior Vice President of Commercial Banking at American National Bank and Trust Company

Key Qualifications and Experience

•  Extensive and varied experiences as an executive, director, and investor in the financial services industry

•  Possesses a rich and multi-faceted understanding of many different industries, companies, and business practices from his role at Prairie Capital

•  Substantial experience in technology in several industries, including financial services

Skills and Attributes:

Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, Financial Services Industry, Risk Management, Strategic Planning

Mitchell S. Feiger

Retired Chair and Chief Executive Officer of Fifth Third Bank (Chicago)

Career Highlights:

•  Former Chief Executive Officer and President of MB Financial, Inc.

•  Former Chief Executive Officer and President of MB Financial Bank, National Association

•  Former Chief Executive Officer, President, and director of Coal City Corporation (merged with Avondale Financial Corp and was renamed MB Financial, Inc.)

Key Qualifications and Experience

•  35 years of experience in the financial services industry, including 27 years as the president or chief executive officer of a bank holding company or commercial bank; President and Chief Executive Officer of MB Financial, Inc. immediately prior to its merger with Fifth Third Bancorp

•  Extensive knowledge of the financial services industry and banking business and operations in Chicago region

•  Significant experience in leadership of public companies

•  Substantial bank regulatory experience

Skills and Attributes:

Accounting and Reporting, Compensation and Benefits, Corporate Governance, Digital Innovation and Fintech, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

22

ELECTION OF DIRECTORS

Thomas H. Harvey

Chief Executive Officer of Energy Innovation: Policy and Technology, LLC

Career Highlights:

•  Chief Executive Officer of Energy Innovation: Policy and Technology, LLC

•  Managing Partner and Principal Owner, Ajax, LLC

•  Former Chair of the Board of MB Financial, Inc.

•  Former Chief Executive Officer of ClimateWorks Foundation

•  Former Environmental Program Director of the William and Flora Hewlett Foundation

•  Former President of Energy Foundation

Key Qualifications and Experience

•  25 years of service in the financial services industry

•  Strong organizational and leadership skills and extensive investment experience derived from his executive positions with multiple foundations and organizations

•  Unique and diverse knowledge and experience with the emergence and growth of technology in the banking industry

•  Extensive knowledge and experience with renewable energy, ESG, and climate matters

Skills and Attributes:

Accounting/Financial Reporting, Corporate Governance, Sustainability, Executive Management, Financial Services Industry, Human Capital Management, Strategic Planning

Gary R. Heminger

Retired Chair and Chief Executive Officer of Marathon Petroleum Corporation

Career Highlights:

•  Retired Chair and Chief Executive Officer of Marathon Petroleum Corporation

•  Former Chief Executive Officer of MPLX GP LLC

Key Qualifications and Experience

•  Over 40 years of experience with Marathon Petroleum Corporation in a variety of groups and functions

•  Extensive valuable business knowledge from overseeing all operations, performance, reporting, and financial metrics for Marathon’s refining, marketing, transportation, and Speedway businesses

•  Substantial financial experience through oversight of all financial data, working capital, and merger and acquisition activity at Marathon

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Sustainability, Executive Management, Human Capital Management, Risk Management, Strategic Planning

Fifth Third 2023 Proxy Statement	23

ELECTION OF DIRECTORS

Eileen A. Mallesch

Certified Public Accountant and Retired Senior Vice President & Chief Financial Officer of Nationwide Property and Casualty Segment, Nationwide Mutual Insurance Company

Career Highlights:

•  Certified Public Accountant

•  Retired Senior Vice President & Chief Financial Officer of Nationwide Property and Casualty Segment, Nationwide Mutual Insurance Company

•  Former Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance/Service Company

Key Qualifications and Experience

•  More than 25 years of broad financial and strategy experience in a variety of industries, including insurance, telecommunications, consumer products, and manufacturing

•  Extensive financial management experience from tenure with Nationwide and Genworth

•  Vast knowledge of enterprise resource planning and large-scale technology integrations, strategic planning, managing acquisitions and divestitures, and risk and compliance management

•  Substantial experience as a public company director

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Sustainability, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, Strategic Planning

Michael B. McCallister

Retired Chair of the Board of Directors of Humana, Inc.

Career Highlights:

•  Retired Chief Executive Officer and Chair of the Board of Directors of Humana, Inc.

•  39 years of service with Humana, Inc., including as CEO from 2000 through 2012 and as a board member from 2000 through 2013, including as Chair from 2010 through 2013

Key Qualifications and Experience

•  39 years of experience in health care sector, including expertise in operational, financial, and strategic development

•  Key roles in business advocacy groups, including the Business Roundtable, where he served as chair of the organization’s Health and Retirement Task Force

•  Substantial experience as a public-company director

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Sustainability, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

24

ELECTION OF DIRECTORS

Timothy N. Spence

President and Chief Executive Officer of Fifth Third Bancorp

Career Highlights:

•  Chief Executive Officer of Fifth Third Bancorp; President (2020-present); Executive Vice President and Head of Consumer Bank, Payments and Strategy (2018-2020); Head of Payments, Strategy and Digital Solutions (2017-2018); and Chief Strategy Officer (2015-2020)

•  Prior to joining Fifth Third, Mr. Spence was a Senior Partner with Oliver Wyman

Key Qualifications and Experience

•  Broad knowledge of the Company and the financial services sector from expansive experience heading multiple Fifth Third businesses

•  Unique and valuable experience from leading Fifth Third’s digital transformation efforts, including completion of significant acquisitions and investments

•  Substantial experience leading strategic plan development and implementation

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation/FinTech, Sustainability, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

Marsha C. Williams

Retired Senior Vice President & Chief Financial Officer of Orbitz Worldwide, Inc.

Career Highlights:

•  Retired Senior Vice President & Chief Financial Officer of Orbitz Worldwide, Inc.

•  Former Executive Vice President & Chief Financial Officer of Equity Office Properties Trust

Key Qualifications and Experience

•  Extensive experience in financial matters, including 47 years in finance

•  Knowledge and expertise of the financial services industry through 15 years of service with banking organizations

•  Expertise from serving as a director of publicly traded companies and mutual funds, including leadership experience as a Chair and Lead Independent Director

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Digital Innovation/FinTech, Sustainability, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

Fifth Third 2023 Proxy Statement	25

ELECTION OF DIRECTORS

	Shares of Company Common Stock Beneficially Owned as of December 31, 2022(1)	Percent of Class

Nicholas K. Akins	51,082	.0075%

B. Evan Bayh, III	28,021	.0041%

Jorge L. Benitez	31,901	.0047%

Katherine B. Blackburn	122,988	.0180%

Emerson L. Brumback	73,279	.0107%

Greg D. Carmichael	1,515,587	.2215%

Linda W. Clement-Holmes	7,981	.0012%

C. Bryan Daniels	256,736	.0376%

Mitchell S. Feiger(2)	619,992	.0907%

Thomas H. Harvey(3)	149,318	.0218%

Gary R. Heminger(4)	70,761	.0104%

Jewell D. Hoover	38,025	.0056%

Eileen A. Mallesch	33,443	.0049%

Michael B. McCallister(5)	61,620	.0090%

Timothy N. Spence	343,076	.0502%

Marsha C. Williams	39,213	.0057%

All Directors and Executive Officers (28 persons)	4,522,369	.6596%

(1)

As reported to Fifth Third Bancorp by the directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies as to which beneficial ownership may be disclaimed. Unless otherwise noted, all shares of our Common Stock are subject to the sole voting power and investment power of the directors and executive officers. As of December 31, 2022, none of the Company’s current executive officers or directors owned any Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series A, Class B Preferred Stock, or any Depositary Shares representing interests in Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, or Series A, Class B Preferred Stock.

The amounts shown represent the total shares owned outright by such individuals together with stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2022 but unexercised and shares of common stock underlying outstanding restricted stock units. Specifically, Mr. Carmichael had 870,842 stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2022 and Mr. Spence owned 167,142 stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2022. Mr. Feiger owned 33,228 options exercisable as of (or exercisable within 60 days of) December 31, 2022. The amounts listed for stock appreciation rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise. The aggregate number of stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2022 but unexercised held by the executive officers who are not also directors or nominees is 491,777. Directors owned the following number of restricted stock units as of December 31, 2021: Nicholas K. Akins, 51,082; B. Evan Bayh III, 43,547; Jorge L. Benitez, 35,350; Katherine B. Blackburn, 44,688; Emerson L. Brumback, 43,547; Greg D. Carmichael, 112,695; Linda W. Clement-Holmes, 11,388; C. Bryan Daniels, 20,637; Mitchell S. Feiger, 11,476; Thomas H. Harvey, 20,103; Gary R. Heminger, 43,547; Jewell D. Hoover, 43,547; Eileen A. Mallesch, 33,443; Michael B. McCallister, 50,440; Timothy N. Spence, 64,479; and Marsha C. Williams, 59,313. Some directors have deferred receipt of the common stock underlying certain of their restricted stock units: B. Evan Bayh III, 34,884; Jorge L. Benitez, 3,449; C. Bryan Daniels, 6,856; Mitchell S. Feiger, 7,821; Thomas H. Harvey, 6,856; Gary R. Heminger, 23,568; Jewell D. Hoover, 5,522; Michael B. McCallister, 4,963; and Marsha C. Williams, 51,922. All directors and executive officers as a group own 938,064 restricted stock units. 659,331 of these restricted stock units are subject to vesting within 60 days of December 31, 2022.

(2)	Includes 583,109 shares of Common Stock owned by a trust of Mr. Feiger or an immediate family member.
(3)	Includes 55,146 shares of Common Stock owned by a trust of Mr. Harvey or an immediate family member.
(4)	Includes 286 shares of Common Stock held in an IRA owned by Mr. Heminger or an immediate family member.
(5)	Includes 5,000 shares of Common Stock owned by a trust of Mr. McCallister or an immediate family member.

26

ELECTION OF DIRECTORS

Key to Director Skills Matrix

We believe each of our directors makes unique, valuable, and substantial contributions to the Board, both individually and as a collective group. The following matrix provides information regarding the director nominees, including certain types of knowledge, skills, and experience that the Board believes are relevant to our business and achievement of our strategy. The type and degree of knowledge, skill, or experience below may vary among our directors. The matrix does not include all knowledge, skills, experience, or other attributes of our directors that may be relevant and valuable to their service on our Board; a director may possess other knowledge, skills, and experience not indicated in the matrix. The diversity of knowledge, skill, experience, and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board.

Accounting/Financial Reporting Experience as an accountant or auditor at large accounting firm, Chief Financial Officer, or other relevant experience in accounting and financial reporting
Compensation and Benefits Experience in management and development of human capital, compensation, or benefits programs
Corporate Governance Experience in governance matters, principles, and administration
Cybersecurity Experience in information security, data privacy, and cybersecurity
Digital Innovation and FinTech Experience in use of technology to facilitate business operations and customer service

Sustainability Experience in environmental issues, such as climate matters, or social criteria and community affairs matters, including as part of a business and managing corporate social responsibility issues as strategic and business imperatives

Executive Management Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer, or other senior leadership role

Financial Services Industry Experience in one or more of the Company’s specific financial services areas, including retail banking, wholesale banking, wealth and investment management, or global payments

Human Capital Management Experience in managing and developing a large workforce, managing compensation, directing strategies leveraging human capital, managing inclusion and diversity efforts, establishing culture, implementing succession planning and talent management, and/or managing other human capital initiatives

Legal and Regulatory Experience acquired through a law degree and as a practicing attorney in understanding legal risks and obligations; experience in governmental and regulatory affairs, including as part of a business and/or through positions with government organizations and regulatory bodies

Risk Management Experience with reviewing or managing risk in a large organization, including specific types of risk (e.g., physical security, financial risk, or risks facing large financial institutions)

Strategic Planning Experience defining and driving strategic direction and growth and managing the operations of a business or large organization

Fifth Third 2023 Proxy Statement	27

ELECTION OF DIRECTORS

Vote Required

(of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class)

Our directors are elected by the holders of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class. The holders of the Common Stock have one vote per share, and the holders of Preferred Stock have 24 votes per share. Under Ohio law, our Articles of Incorporation, and our Code of Regulations, in an uncontested election of directors (i.e., an election where the number of candidates nominated for election to the Board of Directors equals the number of directors to be elected), each person receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director.

We have also adopted provisions of our Corporate Governance Guidelines stating that in an uncontested election of directors, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority “against” vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will evaluate the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant.

If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE CANDIDATES FOR DIRECTOR NAMED ABOVE.

28

Board of Directors, Committees, Meetings, and Functions

Our Board of Directors met 12 times during 2022, including two special meetings. Our Board of Directors also holds executive sessions of those members of the Board of Directors who meet the then-current standards of independence. In 2022, these sessions were led by our Lead Independent Director. In 2022, Ms. Williams served as our Lead Independent Director from January 1 – April 12. Mr. Akins’s term as Lead Independent Director began on April 12, 2022, and he continues to serve as our Lead Independent Director.

No current member of our Board of Directors attended less than 75% of the aggregate number of meetings of the Board of Directors and all Committees on which such director served during 2022.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting; however, each director is expected to attend the Annual Meeting and the Board typically holds a Board meeting directly following the Annual Meeting. In 2022, all directors attended the Annual Meeting.

During 2022, there were six standing Committees of the Board of Directors, which assisted the Board in carrying out its responsibilities: Audit, Finance, Human Capital and Compensation, Nominating and Corporate Governance, Risk and Compliance, and Technology. Each Committee operates under a charter approved by the Board of Directors and reviewed annually by the respective Committee and the Board of Directors. The Board’s Committees meet on a regular basis according to the requirements of their charters. Each Committee reports its activities, discussions, recommendations, and approvals to the Board at each regularly scheduled Board meeting. Committee leadership and membership is reviewed annually by the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee. Each Committee is comprised of only independent directors.

Committee Composition

Directors:
Audit	*						Chair
Finance					Chair
Human Capital and Compensation						Chair
Nominating and Corporate Governance				Chair
Risk and Compliance	*		Chair
Technology	*	Chair

= member

* = Served as an ex-officio, non-voting member after April 12, 2022

Fifth Third 2023 Proxy Statement	29

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

Audit Committee

Our Audit Committee serves in a dual capacity as the Audit Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

12 Audit Committee meetings in 2022

The Audit Committee’s functions include:

•	Engagement of Fifth Third’s independent external audit firm and review of its independence

•	Review and approval of the independent external audit firm’s annual plan and review of audit results

•	Approval of all auditing and non-auditing services performed by our independent external audit firm

•	Approval of annual internal audit plan and review of the results of the procedures for internal auditing

•	Review and oversight of appointment and performance of senior internal audit executive

•	Review of Fifth Third’s financial results and periodic SEC and other regulatory filings

•	Review of the design and effectiveness of internal controls

•	Oversight of the administration of Fifth Third’s Code of Business Conduct and Ethics

•	Review of reporting regarding calls to Fifth Third’s EthicsLine

•	Fulfillment of the statutory requirements of a bank audit committee, as prescribed under applicable law

Audit Committee members in 2022 were (from left to right) Eileen A. Mallesch (Chair), Jewell D. Hoover, Thomas H. Harvey, Katherine B. Blackburn, and Michael B. McCallister.

30

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

All members of the Audit Committee met the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 5605(c)(2) of the Nasdaq listing standards. The Board of Directors has determined that Mses. Mallesch and Hoover are audit committee financial experts and are independent as described in the preceding sentence. As Lead Independent Director, Mr. Akins serves as an ex-officio, non-voting member of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Audit Committee with respect to the year 2022 is on page 90 herein.

Fifth Third 2023 Proxy Statement	31

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

Finance Committee

The Finance Committee serves in a dual capacity as the Finance Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Finance Committee’s functions include:

• Exercise of the powers of the Board of Directors of Fifth Third Bancorp and Fifth Third Bank during the intervals between meetings

2 Finance Committee meetings in 2022

• Exercise of management of the business, properties, and affairs of both Fifth Third Bancorp and Fifth Third Bank to the extent permissible

Finance Committee members for 2022 were (from left to right) Eileen A. Mallesch, Nicholas K. Akins, Marsha C. Williams, Gary R. Heminger (Chair), Thomas H. Harvey, Michael B. McCallister, Emerson L. Brumback, and Jorge L. Benitez.

The Board of Directors has adopted a Finance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

32

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

Human Capital and Compensation Committee

Our Human Capital and Compensation Committee serves in a dual capacity as the Human Capital and Compensation Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

7 Human Capital and Compensation Committee meetings in 2022

The Human Capital and Compensation Committee’s functions include:

•	Oversight of benefit, bonus, incentive compensation, severance, equity-based and other compensation plans, policies, and programs

•	Review and approval of executive compensation and equity plan allocation

•	Oversight of the development and administration of incentive compensation plans, policies, and programs

•	Oversight of Talent Management and Succession Planning Programs, including succession planning for the CEO and other executive officers

•	Review and recommendation of director compensation

•	Oversight of establishment and administration of effective incentive compensation strategy which provides balanced risk-taking incentives in alignment with risk appetite

Human Capital and Compensation Committee members for 2022 were (from left to right) Eileen A. Mallesch, Gary R. Heminger, Michael B. McCallister (Chair), Emerson L. Brumback, Nicholas K. Akins, and Marsha C. Williams.

The Board of Directors has adopted a Human Capital and Compensation Committee charter which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Human Capital and Compensation Committee with respect to 2022 compensation is on page 70 herein.

Fifth Third 2023 Proxy Statement	33

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee serves in a dual capacity as the Nominating and Corporate Governance Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Nominating and Corporate Governance Committee’s functions include:

3 Nominating and Corporate Governance Committee meetings in 2022

•

Recommendation of corporate governance policies and guidelines to enhance effectiveness, including those related to Board size and composition; Board function; meeting frequency and structure; the frequency, structure, and guidelines for calling executive sessions; meeting procedures; and the formation of new committees

•	Review of Fifth Third’s governance structure, including committee structure

•	Identification and assessment of independence, backgrounds, and skills required for members of the Board

•	Identification and nomination of director candidates and committee chairs and member candidates

•	Review of and oversight of compliance with Corporate Governance Guidelines

•	Review of potential conflicts of interest involving directors

•	Creation and oversight of director education and onboarding programs

•	Oversight of corporate social responsibility

•	Creation and review of the Code of Business Conduct and Ethics

•	Oversight of the Company’s commitment to sustainability issues and the Company’s sustainability business strategy

•	Annual review of Board and Committee performance

Nominating and Corporate Governance Committee members for 2022 were (from left to right) Thomas H. Harvey (Chair), Jorge L. Benitez, Nicholas K. Akins, Katherine B. Blackburn, B. Evan Bayh, III, and Marsha C. Williams.

The Board of Directors has adopted a Nominating and Corporate Governance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

34

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

Risk and Compliance Committee

Our Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Risk and Compliance Committee’s functions include:

11 Risk and Compliance Committee meetings in 2022

•	Oversight of compliance with all regulatory obligations arising under applicable federal and state banking laws, rules, and regulations

•	Oversight of risk management policies of Fifth Third’s global operations

•	Development and oversight of Fifth Third’s global risk management framework, inclusive of risk appetite

•

Creation of processes and policies for identifying, assessing, managing, monitoring, and reporting risks of all types, including the categories of credit risk, interest rate risk, price risk, liquidity risk, operational risk (including cybersecurity risk), legal and regulatory compliance risk, reputation risk, and strategic risk

•	Development and oversight of risk governance structure

•	Oversight of environmental and social risk activities, including climate change, and monitoring of their impact across all risk types

•	Oversight of the exercise of trust and other fiduciary powers and of the fiduciary structure of Fifth Third

•	Oversight of the Retail Non-deposit Investment Product Program

•	Oversight of efforts to comply with or remediate regulatory findings or supervisory issues

Risk and Compliance Committee members in 2022 were (from left to right) C. Bryan Daniels, Eileen A. Mallesch, Gary R. Heminger, Jewell D. Hoover, Emerson L. Brumback (Chair), and Linda W. Clement-Holmes.

As Lead Independent Director, Mr. Akins serves as an ex-officio, non-voting member of the Risk and Compliance Committee. The Board of Directors has adopted a Risk and Compliance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

Fifth Third 2023 Proxy Statement	35

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

Technology Committee

Our Technology Committee serves in a dual capacity as the Technology Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

4 Technology Committee meetings in 2022

The Technology Committee’s functions include:

•	Oversight of technology and innovation strategy and operations

•	Oversight of strategy for information security, cybersecurity, and third-party technology risk management

•	Oversight of technology policies, standards, and controls

•	Oversight of enterprise data management program and strategy

Technology Committee members in 2022 were (from left to right) C. Bryan Daniels, B. Evan Bayh, III, Linda W. Clement-Holmes, Thomas H. Harvey, and Jorge L. Benitez (Chair). Nicholas K. Akins served on the Technology Committee from January-April 2022.

As Lead Independent Director, Mr. Akins serves as an ex-officio, non-voting member of the Technology Committee. The Board of Directors has adopted a Technology Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

36

Corporate Governance

Board Governance

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines and the Fifth Third Bancorp Code of Business Conduct and Ethics, which applies to our directors and our employees, including our Chief Executive Officer, Chief Financial Officer, and Controller. The Corporate Governance Guidelines delineate the responsibilities of our directors, Board, and Board Committees as well as standards for Board composition, service, and meetings, and are reviewed annually to ensure standards remain consistent with evolving business needs and best practices.

Our principal Corporate Governance documents may be found at www.53.com.

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Articles of Incorporation

•	Code of Regulations

•	Information Disclosure Policy

•	Government Affairs Policy

•	Stock Ownership and Retention Guidelines

•	Charter for each standing committee

Board Performance Evaluations

The Board of Directors and the Nominating and Corporate Governance Committee annually review directors’ skills and expertise to ensure the Board represents a diverse skill set oriented to the historical and emerging needs of our business. The comprehensive evaluation process also seeks to enhance the Board’s effectiveness through the identification of opportunities for improvement. Our evaluation tools include both written questionnaires and individual interviews with the Lead Independent Director. The evaluations focus on function, organization, practices, and performance of the Board and each Committee. The directors’ anonymous responses and comments, along with feedback from the Lead Independent Director interviews, are analyzed by the Committee chairs, who identify specific opportunities for improvement. Management develops and implements action plans to address opportunities for improvement and provides updates to the Nominating and Corporate Governance Committee. In 2022, as a result of feedback received from our evaluation process, we continued our commitment to provide education related to key issues and trends facing the Board, including topics identified by directors in their self-assessments. In addition, based on director comments, we maintained a continued focus on near-term and long-term director succession planning at the Committee and Board levels.

The following is a timeline of the evaluation process:

Purpose, Scope, and Focus

The Nominating and Corporate Governance Committee reviews and approves the self-assessment questionnaires for the Board of Directors and each Committee, as well as suggested areas of discussion for the Lead Independent Director’s interviews with individual directors.

Evaluation and Discussion

Each director completes a written assessment of the Board of Directors and each Committee on which he/she serves.

The Lead Independent Director conducts individual interviews with each independent director.

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CORPORATE GOVERNANCE

Review and Analysis

Anonymous results from the Board and Committee assessments and from the Lead Independent Director’s interviews are aggregated and analyzed. The results are provided to the Nominating and Corporate Governance Committee and each committee chair and are later discussed by the full Board.

Development and Implementation of Action Plans

The Board and each Committee identify and prioritize opportunities for improvement based on the aggregated evaluation and interview responses and provide these opportunities to management.

Management develops and implements action plans to address the opportunities identified by the Board and each of its Committees.

Management provides updates on the action plans and implementation thereof to the Nominating and Corporate Governance Committee as appropriate through the year and at the conclusion of each year before the next review cycle begins. The Nominating and Corporate Governance Committee provides feedback as appropriate.

The following year’s evaluation process solicits feedback on the implementation of action items from the previous year.

Board Training and Education

The Director Onboarding Program and Director Education Program are reviewed and approved each year by our Nominating and Corporate Governance Committee and Board of Directors. Our directors participate in a broad onboarding program upon their appointment or initial election to the Board and receive continued education throughout the year pursuant to Fifth Third’s Director Education Program. Our onboarding program aims to integrate new directors into the overall function of the Board of Directors, so that new directors may meaningfully contribute to the Board, while increasing and enhancing the background, experience, and perspective of new directors. The Onboarding Program covers organization structure, corporate culture, lines of business, functional areas, operations, strategic planning, risk, director responsibilities, committee roles, regulatory landscape, and other senior management responsibilities.

The goal of the Director Education Program is to enhance director effectiveness by providing education on issues that are relevant to oversight and management of Fifth Third in order to create long-term value and reflect shareholder and regulatory expectations that directors continually enhance their knowledge and skills. Our Director Education Program provides training on a wide array of relevant topics, such as complex products and services, lines of business, legal and regulatory developments, human capital and executive compensation trends, inclusion and diversity, finance practices, audit methodologies, areas of historical, current, and anticipated risk, climate strategy and risk, cybersecurity trends, and strategy. Education sessions are offered consistently at both the Board and Committee levels and include both internal and external presenters. During 2022, the Board participated in at least one, and typically multiple, director education sessions at every regularly scheduled Board meeting, providing a consistent, ongoing forum for broadening and deepening directors’ knowledge of salient topics. Our directors also participate in forums and education sessions hosted by regulatory agencies and public company director organizations.

38

CORPORATE GOVERNANCE

Board Leadership

The Board believes that our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits our needs at any particular point in time. Accordingly, under our Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chair and Chief Executive Officer as well as determine whether, if the positions are separated, the Chair is an affiliated director or an independent director.

The Board’s Executive Chair is currently Mr. Carmichael, who retired as Fifth Third’s Chief Executive Officer in July 2022. Mr. Akins currently serves as the Lead Independent Director. The Board believes that this leadership structure has been appropriate since Mr. Carmichael’s retirement, given his experience as the Company’s CEO from 2015-2022, his positive relationship with the Board and management, and his extensive knowledge of the Company and its business strategy and operations. The Board determined that Mr. Carmichael’s leadership was effectively coupled with oversight from our strong Lead Independent Director, experienced Committee Chairs, and our other well-qualified directors, almost all of whom are independent. The Board believes this structure has allowed Fifth Third to grow and meet the challenges facing the industry and the expectations of our shareholders.

The Lead Independent Director is nominated by the Nominating and Corporate Governance Committee and annually elected by all independent directors. When nominating and electing a Lead Independent Director, our Board considers the factors below, in addition to other factors, relevant to the Board’s oversight, Fifth Third’s business and industry, and/or Company strategy when considering candidates for Lead Independent Director. The Board believes Mr. Akins, in his role as Lead Independent Director, fulfills these criteria, as further described on the following page.

Fifth Third 2023 Proxy Statement	39

CORPORATE GOVERNANCE

Lead Independent Director Criteria		Mr. Akin’s Qualifications

Independence in accordance with Nasdaq listing standards	✓	Mr. Akins is considered independent pursuant to Nasdaq listing standards, OCC independence requirements, and other applicable laws, rules, and regulations.

Knowledge of the Board, Company, and financial services industry in order to lead effectively	✓

Mr. Akins has deep knowledge of the Board, Company, and financial services industry as a result of his ten years of service on the Board, membership on multiple Committees, and leadership role on the Nominating and Corporate Governance Committee.

Leadership experience in public companies, ideally as a Chief Executive Officer	✓	Mr. Akins is the Executive Chair of American Electric Power (“AEP”), served as its CEO for more than 11 years, and held other executive leadership positions at AEP and its predecessors.

Familiarity with corporate governance best practices and procedures through Board or Committee leadership experience at Fifth Third	✓

Mr. Akins is the current Lead Independent Director and served as the Chair of the NCG Committee and, in these positions, oversaw the implementation of numerous corporate governance-related best practices at Fifth Third. In addition, he brings additional corporate governance experience and expertise from his position as Executive Chair of AEP.

Ability to achieve consensus and alignment among independent directors and among independent directors and the chair	✓

In both Board and Committee meetings and over the course of several years, Mr. Akins has demonstrated a desire and ability to achieve consensus among his fellow independent directors on broad and varied topics and in many different settings. In addition, he brings experience in consensus-building from his tenure with AEP.

Ability to effectively and constructively work closely with and advise the Chair and Chief Executive Officer	✓

Mr. Akins has exhibited an aptitude for working collaboratively with current Company and Board leadership. He also brings experience from AEP of his ability to create effective and productive relationships between the Lead Independent Director, Board leadership, the CEO, and other executive leadership.

At least sufficient remaining tenure at Fifth Third before reaching retirement age to provide continuity in Board leadership	✓	Mr. Akins will not reach Fifth Third’s retirement age until 2032.

Experience leading sustainability initiatives in public companies	✓

Mr. Akins has extensive experience guiding sustainability-related initiatives at AEP, including specific clean energy efforts and diversity and inclusion programs. In addition, as former Chair of the Fifth Third’s Nominating and Corporate Governance Committee, he oversaw the formal development of Fifth Third’s sustainability-related programs.

Ability to commit sufficient time to role as Lead Independent Director	✓	In 2022, Mr. Akins committed sufficient time to the role of Lead Independent Director

From time to time, the Board may consider electing an independent Chair or combining the role of Chair and Chief Executive Officer and utilizing a Lead Independent Director. Such a decision will consider the composition of the Board at that time and the expertise, experience, and qualifications, as well as other factors, identified by the Board as necessary for candidates for Board leadership.

40

CORPORATE GOVERNANCE

Under our Code of Regulations and Corporate Governance Guidelines, our Lead Independent Director, duties, which were fulfilled in 2022 by Ms. Williams from January 1 - April 11 and Mr. Akins beginning on April 12, include:

Leadership

Lead executive sessions of independent directors and preside at any Board sessions in the absence of the Chair

Provide leadership in times of crisis

Communication

Facilitate discussion among independent directors and between independent directors and the CEO

Facilitate communication with major shareholders and regulators

Agendas

Approve Board agendas and schedules to ensure topics and discussion times are appropriate

Special Meetings

As appropriate, call special meetings of independent directors or suggest special meetings of the entire Board to the Chair

Executive Sessions

Lead executive sessions of independent directors, including the development of agendas for such sessions, and serve as a conduit to the Chair on issues and outcomes discussed in such sessions

Consultants

Recommend the retention of consultants

Board Composition

Recommend director candidates for nomination and consult with the Chair on Committee membership and leadership

Corporate Governance Guidelines

Assist the Board and management with implementation of, and compliance with, Corporate Governance Guidelines and consult with the Chair on revisions to Corporate Governance Guidelines

CEO and Board Performance Evaluations

Consult with the Human Capital and Compensation Committee on the CEO performance evaluation and meet with CEO to discuss the evaluation

Act as a liaison between the Chair and independent directors on Board performance evaluations

Culture

Act as a liaison between the Chair and independent directors on issues relating to Board culture

Fifth Third 2023 Proxy Statement	41

CORPORATE GOVERNANCE

Risk Management Oversight. An important role of the Board of Directors is to provide oversight to ensure an enterprise risk management program is implemented and operating effectively, including an appropriate enterprise risk management framework and related governance structure. The Bancorp establishes a risk appetite in alignment with its strategic, financial and capital plans. The Bancorp’s risk appetite is defined using quantitative metrics and qualitative measures to ensure prudent risk taking and drive balanced decision making. The Bancorp’s goal is to ensure that aggregate residual risks do not exceed the Bancorp’s risk appetite, and that risks taken are supportive of the Bancorp’s portfolio diversification and profitability objectives. The Board and executive management approve the risk appetite, which is considered in the development of business strategies. Through their oversight role, directors also ensure that the risk management processes defined in the framework are functioning as intended. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer, the Chief Risk Officer, and the Chief Credit Officer.

The Board’s risk oversight responsibility is primarily carried out through its standing Committees, as follows:

The Risk and Compliance Committee currently consists of six outside directors and has responsibility for the oversight of risk management, including credit, interest rate, liquidity, price, operational, legal and regulatory compliance, reputational, and strategic risks. The Risk and Compliance Committee also has responsibility to ensure that risks are properly controlled and quantified and are within our risk appetite. The Chief Risk Officer and Chief Credit Officer have a direct reporting relationship to the Chief Executive Officer and the Risk and Compliance Committee.

42

CORPORATE GOVERNANCE

Each of the Chief Risk Officer and the Chief Credit Officer have separate, regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review provides reporting and has direct access to the Risk and Compliance Committee.

The Bancorp’s risk governance structure ensures proper oversight of risk across the Company and provides a path for escalation of risks and issues to management and Board-level Committees to drive effective risk decisioning. The Risk and Compliance Committee oversees a robust management-level risk committee structure which allows the Board and management to assess the Company’s risk exposure and to ensure it is aligned with the Bancorp’s appetite for risk.

During times when there may be elevated levels of risk, the Board monitors the impact on the risk profile by regularly reviewing reports on management’s response and actions taken to mitigate risks, including financial and non-financial risks, business continuity, and human capital risks.

The Enterprise Risk Management Committee is the executive-level management committee chaired by the Chief Risk Officer. Membership includes the Chief Executive Officer and senior level management, including individuals from both the first and second lines of defense, as well as the Chief Audit Executive (non-voting). The Enterprise Risk Management Committee is responsible for reviewing and approving the Enterprise Risk Management Framework, overseeing the management of all risk types to ensure that residual risks remain within our risk appetite, and fostering a culture that supports risk management objectives. In order to fulfill these responsibilities, the Enterprise Risk Management Committee reviews information on risk levels and trends, capital adequacy, and top and emerging risks during each quarterly meeting. The Enterprise Risk Management Committee has several subordinate management committees and councils which oversee specific areas of risk, including oversight of front line unit risk-taking activities, to determine if risk management practices are aligned with the Enterprise Risk Management Framework, including monitoring risk appetite, review of key risk indicators, concentration risk limits, and other risk metrics and reporting.

Oversight of Cybersecurity. The Technology Committee oversees Fifth Third’s information security and privacy programs. The Technology Committee is comprised of Board members with extensive technology backgrounds. Its primary purpose is to assist the Board in its oversight of technology and innovation strategies, plans and operations related to information technology, cybersecurity and data privacy. In 2022, the Technology Committee held sessions with the chief technology officer and chief information security officer to ensure the Bank’s approach to safeguarding customer data and other sensitive information was adequate, appropriate and reflective of best practices in order to stay ahead of emerging cyber threats. The Risk and Compliance Committee oversees risks related to information security, technology, cyber security, and data privacy and receives reports from the Technology Committee on the same. The Technology and Risk and Compliance Committees meet jointly at least once per year to discuss the Company’s programs and risks. The full Board also directly received reports on Fifth Third’s cybersecurity and organizational defense.

Fifth Third 2023 Proxy Statement	43

CORPORATE GOVERNANCE

Communication with the Board. Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, c/o Fifth Third Legal Department, Office of the Corporate Secretary, 38 Fountain Square Plaza, MD 10907F, Cincinnati, Ohio 45263. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Nominating and Corporate Governance Committee.

The Audit Committee has also established Fifth Third’s EthicsLine, a toll-free hotline and web portal through which employees or third parties may raise confidential and anonymous complaints regarding: illegal or fraudulent activity; questionable accounting, internal controls, or auditing matters; conflicts of interest, dishonest or unethical conduct, including inappropriate sales practices; disclosures in the Company’s SEC reports, bank regulatory filings, and other public disclosures that are not full, fair, accurate, timely, and understandable; violations of our Code of Business Conduct and Ethics; and/or any other violations of laws, rules, or regulations. The contact information for the EthicsLine is available in the Code of Business Conduct and Ethics, which is available at our website. EthicsLine matters and the results of our reviews are presented to management, as appropriate, and the Audit committee on a regular, periodic basis.

44

CORPORATE GOVERNANCE

Shareholder Engagement.

We are committed to engaging with and listening to our shareholders, and we continued our engagement in 2022. In addition to our regular and continuing meetings with shareholders and investors, whether individually or at conferences, in the fall of 2022, we reached out to our 30 largest shareholders and engaged with many of them on issues including sustainability, corporate governance, and executive compensation matters.

Who we engage: • Institutional shareholders • Retail shareholders • Fixed-income investors • Proxy advisory firms • Industry thought leaders

What we provide: • Annual report • Proxy Statement • SEC filings • Press releases • Company website • Environmental, Social & Governance Report

How we engage: • Quarterly earnings calls • Investor conferences • Annual shareholder meetings • Investor road shows • On-site visits • Virtual meetings and calls

How we communicate:

•  Our senior executives, including our CEO & President, and Chief    Financial Officer, regularly engaged with shareholders, including    over 100 unique firms including all top ten active shareholders. This    includes 11 investor conferences and seven direct investor       meetings.

•  Our Chair and CEO presented at our Annual Shareholder Meeting.

•  Senior management offered off-season individual engagements to    shareholders representing 50% of our outstanding institutionally-   held shares in advance of the Proxy filing.

•  In advance of the Proxy filing, senior management met with    shareholders representing 30% of our outstanding institutionally-   held shares.

What we discussed:

•  Community Investment and Services Offered to our Communities

•  Sustainability

•  Human Capital Management

•  Executive Management and Compensation

•  Green Bonds

•  Carbon Emissions and Neutrality

•  Corporate Governance

•  Strategic Priorities

•  Technology

•  New and Enhanced Products

Shareholder Communication with Investor Relations Department. Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090FV, Cincinnati, Ohio 45263 or by emailing ir@53.com. Shareholders can also view information and request documents from the Investor Relations page of Fifth Third’s website at ir.53.com.

Fifth Third 2023 Proxy Statement	45

Board of Directors Compensation

Each non-employee director is awarded an annual cash retainer and an award of restricted stock units (“RSUs”) for their service on the Board. The Human Capital and Compensation Committee reviewed director compensation for 2022 in consultation with its independent compensation consultant in light of best practices, peer institution benchmarking (using the same Compensation Peer Group as used for the executive pay analysis), and other relevant factors. As a result of the review, the Board approved a $10,000 increase to overall director compensation, split equally between cash and equity, effective January 1, 2022. Additionally, the Board approved $5,000 increases to the cash retainers for each the Chair of the Nominating and Corporate Governance Committee and Technology Committee. Employee directors receive no additional compensation for their Board service. In addition to the 2022 compensation structure described below, non-employee directors were reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its Committees.

Element of Compensation	Position		2022 Amount ($)(1)(2)
Annual Retainer (cash)	Board Member		95,000
	Lead Director Additional Retainer		65,000
Annual Retainer (equity)	Board Member		135,000
	Lead Director Additional Retainer		25,000
Annual Committee Retainers	Audit Committee	Chair	45,000
		Member	10,000
	Risk & Compliance Committee	Chair	45,000
		Member	10,000
	Human Capital & Compensation Committee	Chair	25,000
	Nominating & Corporate Governance Committee	Chair	25,000
	Finance Committee	Chair	55,000
	Technology Committee	Chair	25,000

(1)	Payments of cash retainers are made in arrears on a quarterly basis each January, April, July, and October.
(2)

All equity awards granted to the Board of Directors are granted in RSUs that vest on the date the director’s service on the Board ends. Directors may defer these awards by submitting their deferral instructions prior to the beginning of the year of grant. RSU awards are granted on the date of the annual shareholders meeting or upon joining the Board.

The Company’s 2021 Incentive Compensation Plan provides that the Human Capital and Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee directors, and the equity-based awards shown in the table below were granted under that plan.

Pursuant to the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, such directors may annually elect to defer from one-half to all of their cash compensation. The deferred funds receive earnings based on the mutual fund(s) elected by each director. The directors do not receive any above-market or preferential earnings. Under the plan, directors may not defer their future cash compensation into Company stock.

46

BOARD OF DIRECTORS COMPENSATION

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2022. The amounts listed in the “Stock Awards” column represent RSU awards that vest at the completion of a director’s service on the Board. The award relates to the fiscal year in which it was granted. Directors did not receive any option awards, non-equity incentive compensation, or above market or preferential earnings from nonqualified deferred compensation in 2022. The 2021 Incentive Compensation Plan establishes a shareholder-approved annual limitation of $700,000 on the amount of cash compensation and the value of shares (determined on the date of the grant) paid to any non-employee director in a calendar year.

2022 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Nicholas K. Akins	136,291	160,000	—	—	—	—	296,291

B. Evan Bayh, III	93,750	135,000	—	—	—	—	228,750

Jorge L. Benitez	117,500	135,000	—	—	—	—	252,500

Katherine B. Blackburn	103,750	135,000	—	—	—	—	238,750

Emerson L. Brumback	138,750	135,000	—	—	—	—	273,750

Linda W. Clement-Holmes	103,750	135,000	—	—	—	—	238,750

C. Bryan Daniels	103,750	135,000	—	—	—	—	238,750

Mitchell S. Feiger	93,750	135,000	—	—	—	—	228,750

Thomas H. Harvey	115,495	135,000	—	—	—	—	250,495

Gary R. Heminger	158,750	135,000	—	—	—	—	293,750

Jewell D. Hoover	113,750	135,000	—	—	—	—	248,750

Eileen A. Mallesch	148,750	135,000	—	—	—	—	283,750

Michael B. McCallister	128,750	135,000	—	—	—	—	263,750

Marsha C. Williams	128,213	135,000	—	—	—	—	263,213

(1)

The values shown for stock awards in the Director Compensation Table reflect the grant date fair value of $39.63, which was the closing price of Fifth Third stock on the grant date April 12, 2022. All values are calculated in accordance with FASB ASC Topic 718.

Fifth Third 2023 Proxy Statement	47

BOARD OF DIRECTORS COMPENSATION

In 2021, the Company’s stock ownership guidelines required each director to own Fifth Third Stock equal in value to six times his/her annual cash retainer, not including fees paid for committee service. Directors have five years from their initial appoinment or election date (whichever occurred first) to meet this requirement. For all directors appointed after June 1, 2020, dividends on shares subject to equity awards will automatically be reinvested. As of December 2022, all directors had sufficient holdings to meet or exceed the stock ownership requirement or had not yet served on our Board for five years and were on pace to meet the guidelines. The outstanding equity awards for each director as of December 31, 2022, are provided below.

Outstanding Equity Awards at December 31, 2022

Director	Options Awards (#)		Stock Awards (#)

Nicholas K. Akins			51,082

B. Evan Bayh, III			43,547

Jorge L. Benitez			35,350

Katherine B. Blackburn			44,688

Emerson L. Brumback			43,547

Linda W. Clement-Holmes			11,388

C. Bryan Daniels			20,637

Mitchell S. Feiger	33,228	(1)	11,476

Thomas H. Harvey			20,103

Gary R. Heminger			43,547

Jewell D. Hoover			43,547

Eileen A. Mallesch			33,443

Michael B. McCallister			50,440

Marsha C. Williams			59,313
(1) All options awards were granted while Mr. Feiger was an employee and do not reflect compensation as a member of the Board of Directors.

The Human Capital and Compensation Committee reviewed director compensation for 2023 in consultation with its independent compensation consultant in light of best practices, peer institution benchmarking, and other relevant factors. The Board approved a $10,000 increase to overall director compensation, split equally between cash and equity, effective January 1, 2023. Additionally, $5,000 increases to the cash retainer for members of the Audit Committee and Risk and Compliance Committee were also approved, effective January 1, 2023.

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Compensation Discussion and Analysis

The Company’s Compensation Discussion and Analysis provides information concerning the compensation for its Named Executive Officers. This information is set forth in the following sections:

Compensation Methodology and Structure

• Compensation Philosophy

• Features of our Executive Compensation Program

• Compensation Risk Management

• The Committee’s Role

• Role of Executive Officers in Compensation Decisions

• Role of the Independent Compensation Consultant

• Benchmarking Methodology

• Tally Sheet

• Say-on-Pay

• Compensation Structure

• Pay Mix and Pay for Performance

2022 Executive Compensation Plan Design and Award Decisions

• Base Salary

• 2022 Variable Compensation Plan Design

• Variable Compensation Plan Performance Goals

• Performance Against Variable Compensation Plan Goals

• Determination of Variable Compensation Plan Awards

• 2022 Long-term, Equity-based Incentive Compensation Plan Design

• Payout of 2020 Performance Share Awards

• Other Long-term, Equity-based Plan Provisions

• Determination of Long-term, Equity-based Incentive Awards

• Qualitative Performance Assessments

• The Committee’s Considerations

2023 Executive Compensation Plan Design Changes

• 2023 Variable Compensation Plan Changes • 2023 Long-term, Equity-based Incentive Plan Changes

Executive Benefits and Perquisites

• Summary of Eligibility for Benefits and Perquisites

• Use of the Corporate Aircraft

• Retirement Benefits

• Health and Welfare Benefits

• Severance and Change in Control Benefits

• Executive Severance Benefits Plan

Executive Ownership and Capital Accumulation

• Stock Ownership Guidelines • Beneficial Ownership • Prohibition on Hedging and Pledging • Clawbacks and Recoupments

Tax and Accounting Impacts of Compensation Programs

• Deductibility of Executive Compensation • Accounting and Financial Reporting

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COMPENSATION DISCUSSION AND ANALYSIS

In the various sections of this Compensation Discussion and Analysis, we will describe our compensation philosophy, methodology, structure and how pay decisions were made in 2022. We will focus on the compensation of individuals who served in the following roles during fiscal year 2022, who are referred to as our Named Executive Officers (collectively, “Named Executive Officers” or “NEOs”):

Timothy N. Spence	President and Chief Executive Officer

Greg D. Carmichael	Executive Chairman and Former Chief Executive Officer

James C. Leonard	Executive Vice President and Chief Financial Officer

Robert P. Shaffer	Executive Vice President and Chief Risk Officer

Kevin P. Lavender	Executive Vice President and Head of Commercial Bank

Howard Hammond	Executive Vice President and Head of Consumer Bank

Summary of Executive Compensation Program

Fifth Third endeavors to attract and retain the best talent and motivate them to fulfill Fifth Third’s vision to be the One Bank that people most value and trust. We plan to accomplish this by establishing compensation programs that reward our people for delivering the right products to the right customers, in ways that consider our shareholders’ long-term interests, and align with Fifth Third’s values, while also staying within our risk tolerance. Our compensation philosophy guides us in this endeavor.

Our compensation is delivered through three primary elements:

Base Salary	+	Annual Cash Incentive (Variable Compensation Plan)	+	Long-Term Incentives (Equity-based Compensation)

The Company typically pays base salary and annual incentive compensation awards through our variable compensation plan (“Variable Compensation Plan” or “VCP”), in cash. All long-term, equity-based incentive compensation awards are settled in shares of the Company’s common stock. These three elements combined define our “Total Direct Compensation,” which is referred to in the discussion that follows.

When making pay decisions, the Human Capital and Compensation Committee (the “Committee”) considers the aggregate and mix of an executive officer’s Total Direct Compensation and reviews Company performance results, individual performance, and risk assessment information to ensure that pay decisions align with performance and ultimately shareholders’ interests.

Highlights of 2022 Company Performance

In 2022, the Company delivered strong financial results well in an evolving environment, highlighting our performance through the cycle. For detailed highlights of 2022 Company performance, please see page 4.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Methodology and Structure

Compensation Philosophy. Our compensation methodology centers on our compensation philosophy, which is comprised of the following key tenets:

Our commitment to this Philosophy. The Company is committed to making compensation decisions that are fiscally responsible, while remaining competitive to attract and retain talent.

Our expected total compensation opportunities generally reflect the median pay levels of our Compensation Peer Group (as defined hereafter), with variations based on specific talent needs, experience, and other internal factors. We believe that total compensation should vary with the performance of the Company so that performance results align with compensation. Long-term incentives are a key focus of our executive compensation program. This focus facilitates collaboration among business units, ownership in the Company, and a focus on shareholder goals.

Fifth Third is committed to a pay philosophy that ensures all employees are paid fairly and equitably in compliance with the law.

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COMPENSATION DISCUSSION AND ANALYSIS

Features of our Executive Compensation Program. Our executive compensation program incorporates the following features:

Pay for performance

Risk-balancing features

Double-trigger change-in-control provisions

No excise tax gross-ups to executive officers

Stock ownership guidelines and stock retention policies

Prohibition on speculative trading and hedging strategies by executive officers

Prohibition on use of securities as collateral for a loan

Utilization of an independent compensation consultant hired and overseen by the Committee

Grant of long-term incentives on pre-determined dates

Committee reviews of both financial and non-financial performance

Clawback features in all executive officer pay

Compensation Risk Management. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in our compensation programs and incentive plans. Our executive compensation program includes several features that address potential compensation risk:

Downward discretion based on risk, performance, and regulatory factors

Caps on the maximum payment under our Variable Compensation Plan and our Performance Share Plan

Mix of short-term and long-term compensation

Forfeiture provisions related to material risk events

Stock ownership and retention guidelines

Ability to clawback compensation received as a result of misconduct

To execute the risk mitigation strategies, we conduct yearly review processes, which are documented and incorporate input from departments, including Finance, Legal, Human Capital, Risk Management, and the Company’s business leaders. These processes include:

Processes	Purpose

Market Reviews	Human Capital uses peer benchmark data to ensure that pay programs are competitive.

Incentive Plan Reviews	Senior business leaders ensure that incentive plans support the business strategy.

Risk Reviews	Senior risk and credit leaders serving on the Compensation Risk Oversight Committee (a management committee that reports to the Human Capital and Compensation Committee) determine whether incentive plans support the Company’s risk culture of not promoting unnecessary risk and are consistent with the incentive compensation risk framework.

Financial Reviews	Senior finance executives confirm that the incentive plans are fiscally sound and contribute to shareholder value.

Board Reviews

The Human Capital and Compensation Committee and Risk and Compliance Committee, each of which is entirely comprised of independent directors, assess the strategic, risk, and fiscal soundness of the compensation plans and ensure that they are aligned with the Company’s compensation philosophy.

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COMPENSATION DISCUSSION AND ANALYSIS

We believe it is critical that our people understand how they are rewarded to ensure that pay facilitates the appropriate strategic and risk awareness behaviors. To that end, we provide ongoing compensation communication and education to our employees.

In December 2022, the Committee met jointly with the Risk and Compliance Committee to review our 2023 executive and other incentive programs. Based in part on the provisions and actions above, the Committee concluded that neither the design nor metrics of such programs encourage taking unnecessary or inappropriate risk and that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Committee’s Role. The Committee is comprised of independent directors and is responsible for establishing, implementing, and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy, along with approving executive compensation and equity plan awards. Among other things, the Committee focuses on the attraction and retention of key executives. When making decisions, the Committee considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the chief executive officer, and the advice of F.W. Cook, an independent, external executive compensation consulting firm with financial services industry expertise hired by the Committee. The Committee seeks to establish “Total Rewards” for the Company’s executive officers that are fair, reasonable, risk-balanced, and competitive. The Total Rewards program includes Total Direct Compensation, benefits, and certain perquisites. Generally, the types of compensation and benefits paid to Named Executive Officers are similar to those provided to other executive officers of the Company.

The Committee typically follows the annual cycle described below:

Role of Executive Officers in Compensation Decisions. The chief executive officer annually reviews the performance of each of the other Named Executive Officers, which includes a risk performance assessment completed by the Company’s chief risk officer. Based on this review, the chief executive officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, Variable Compensation Plan awards, and long-term, equity-based incentive awards. In addition, the chief executive officer and certain other members of management annually assess

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COMPENSATION DISCUSSION AND ANALYSIS

performance for other executive officers and make compensation recommendations to the Committee. Also, the appropriate committees provide review and approval of the compensation for key risk-related roles such as the chief risk officer, chief credit officer, and chief audit executive. Although the Committee considers these recommendations along with data provided by its consultant, F.W. Cook, it retains full discretion to set all compensation for the Company’s executive officers. The Committee works directly with its consultant to determine compensation for the chief executive officer. The chief executive officer has no input into his own compensation determinations.

Additionally, the chief risk officer reviews and evaluates with the Committee all executive officer and employee incentive compensation plans, described in more detail in the Compensation Risk Management section above. The purpose of the review is to confirm that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

Role of the Independent Compensation Consultant. The Committee uses the services of its external executive compensation consultant to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was directly selected and approved by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives and Board of Directors. In 2022, the Committee’s compensation consultant performed the key actions listed below:

Advising the Committee on competitive practices, market trends, and peer group composition

Providing recommendations to the Committee on the compensation of the chief executive officer

Providing recommendations to the Committee and members of management regarding the compensation of the other executive officers

Reviewing competitive pay practices in the Compensation Peer Group for their boards of directors and recommending to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion

Providing an annual review of performance and pay levels for the Company and its Compensation Peer Group

Undertaking special projects at the request of the Committee, including director education sessions on specific topics related to executive compensation

The Company does not engage the Committee’s compensation consultant for additional services outside of the services to the Board, as described above. The Committee conducted an assessment of potential conflicts of interest and independence issues for F.W. Cook and did not identify any conflicts of interest or independence issues relating to F.W. Cook’s services.

Benchmarking Methodology. In making compensation decisions, the Committee compares Company performance and each element of each executive officer’s Total Direct Compensation with the Compensation Peer Group. The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarks. Financial performance data is prepared by either the Committee’s independent compensation consultant or by the Company, using data from public filings. Compensation data is generally prepared by the Committee’s compensation consultant, using third-party survey data as provided by management and publicly available data from proxy statements. The Committee’s compensation consultant reviews all financial and compensation data that is prepared by the Company and provided to the Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for shareholder investment, and which are generally similar in asset size and business mix. The following 10 companies were identified by the Committee as our Compensation Peer Group for 2022 (“Compensation Peer Group”):

Citizens Financial Group, Inc.	M&T Bank Corporation

Comerica Incorporated	The PNC Financial Services Group, Inc.

First Horizon National Corporation	Regions Financial Corporation

Huntington Bancshares Incorporated	Truist Financial Corporation

KeyCorp	Zions Bancorporation

The Committee annually reviews the Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the business structure and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group, no changes were made for 2022.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use to review our compensation programs. The Committee reviews all components of compensation for the Company’s chief executive officer, chief financial officer, and the other NEOs, including:

Base salary

Annual cash incentive targets

Long-term, equity-based incentive targets

Accumulated, realized, and unrealized equity award gains

The dollar value to the executive and cost to the Company of all perquisites and other personal benefits

The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation plan

Several potential termination scenarios, including change-in-control, where applicable

The Committee reviewed the above compensation components and the associated dollar amounts for compensation in June 2022.

Say-on-Pay. The Committee annually reviews the results of the non-binding advisory say-on-pay proposal and considers them when approving plan design changes as well as pay decisions.

95% Approval	At the Company’s 2022 Annual Meeting, shareholders approved a non-binding advisory say-on-pay proposal with 95 percent of the votes cast voting in favor of that proposal

The say-on-pay vote resulted in 95% approval from shareholders in 2022, which is an increase from the prior year’s vote. The Company continues to leverage its ongoing stakeholder engagement activities to solicit direct shareholder feedback and suggestions on its compensation program or practices.

The Committee believes that the most recent vote, and consistently high level of approval of compensation in the annual shareholder vote, demonstrates a strong alignment with shareholders’ interests and broad support among shareholders for our pay-for-performance approach. Future votes cast, as well as our ongoing stakeholder engagement discussions, will be closely monitored to ensure continued support for our compensation program and decisions among our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Structure. The compensation structure (including each element of pay described below and the respective amounts for each element) for executive officers is reviewed annually by management and the Committee. When determining the compensation structure, the following items are considered:

The most recent and prior years’ comparative Proxy Statement and survey data for similar positions among the Compensation Peer Group

The 25th percentile, median (50th percentile), and 75th percentile peer data for each element of compensation (base salary, target variable compensation, and target long-term, equity-based incentive compensation, as well as the resulting Total Direct Compensation)

The ability to provide median Total Direct Compensation for 50th percentile performance relative to the Compensation Peer Group

The ability to provide upper quartile Total Direct Compensation for upper quartile (i.e., 75th percentile or better relative to the Compensation Peer Group) performance and lower quartile Total Direct Compensation for lower quartile (i.e., 25th percentile or lower relative to the Compensation Peer Group) performance

Pay Mix and Pay for Performance. Our Named Executive Officers have approximately 50% or more of their target total compensation delivered in the form of long-term, equity-based compensation.

2022 Total Compensation Pay Mix(1)

Chief Executive Officer	Average of Other NEOs

(1)	The percentages reflect the Named Executive Officer’s base salary as of December 31, 2022, target annual cash incentive award for 2022, and target long-term, equity-based incentive award for 2022.

The Committee considers several factors and objectives relevant to each program when determining compensation. The Committee also contemplates the impact of each award on the Total Direct Compensation package. Total Direct Compensation opportunities are intended to target the median of the relevant market data, and actual compensation (both amount and mix) for executives varies, based on their performance, prior experience, and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package, an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median, is appropriate.

As shown in the pay mix charts above, the annual cash incentive award and long-term, equity-based incentives constitute the majority of executive officers’ Total Direct Compensation under our pay-for-performance structure. The actual amounts realized by executive officers under these incentive plans vary based on individual performance and the performance of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Company performance under these incentive plans is evaluated from a variety of perspectives, including:

2022 Executive Compensation Plan Design and Award Decisions

As stated above, compensation is delivered through three primary elements: base salary, an annual cash incentive through our Variable Compensation Plan, and long-term, equity-based incentives. We review and assess our compensation practices and programs on an annual basis, taking into account the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and external market practices. Each element of the executive compensation program, along with any changes that were made to the program for 2022, are described in the following paragraphs.

Base Salary. The Committee reviews individual base salaries of the Company’s executive officers annually or at the time of promotion or hire, as applicable. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

A competitive market analysis provided by the Company’s external compensation consultant

The executive officer’s experience, scope of responsibilities, performance, and potential

Internal equity in relation to other executives with similar levels of experience, scope of responsibilities, performance, and potential

Other relevant information, which may include governmental or regulatory considerations

Salary increases, if any, are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year and market-based considerations. After the annual review and evaluation at the beginning of 2022, it was determined that base salary increases ranging from 9% to 26% were recommended and approved by the Committee. In evaluating these proposed increases, the Committee considered that no salary adjustments, outside of increases related to promotions or additional duties, were awarded in 2021, given remaining uncertainty related to the Covid 19 pandemic. The Committee, therefore, recommended adjustments in 2022 to position executives in relation to individual performance and market-based considerations.

2022 Variable Compensation Plan Design. The Variable Compensation Plan’s objective is to reward executives for strong corporate, business unit, and individual performance. The design of our 2022 Variable Compensation Plan (VCP) was structured as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

It is the view of the Committee that this mix of Bancorp funding metrics provides executives with balanced incentives to increase the level of absolute earnings growth, to ensure that shareholder capital is used efficiently to generate competitive returns, and to assess the cost efficiency of the Company’s operations. The funding modifiers are useful as complementary metrics to add focus on best-in-class business processes. The Committee retains discretion to adjust pool funding upward or downward based on other factors, such as individual performance and risk assessment.

Variable Compensation Plan Performance Goals. The financial plan approved by the Board of Directors includes specific target goals for the Company in each of the Bancorp funding metrics as detailed below. When determining the available funding pool for all VCP participants, including NEOs, the Committee first determines if the performance hurdle has been met, then considers actual performance against target goals, in addition to three funding modifiers.

Bancorp Funding Metrics

Actual awards are approved by the Committee from the pool. This pool of available compensation awards is allocated to each participant based on qualitative assessments of individual performance against a set of stated objectives and, additionally for executives, an individual risk assessment. Amounts realizable from prior compensation awards do not influence decisions relative to future awards. To determine the VCP funding pool, performance against each target Bancorp funding metric is reviewed to determine the performance level that was achieved, with results between threshold and target, and target and maximum, being interpolated. The overall funding amount represents the sum of the weighted average score for each of the Bancorp funding metrics. The maximum payout for any executive is limited to 200% of the individual target.

The Committee may use final results of the funding modifiers to increase or decrease the pool funding amount. The Committee may exercise discretion to increase the funding pool amount up to a maximum of 10 funding points; however, downward discretion is not capped.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Against VCP Goals. Overall, the Company’s performance in 2022 was strong, as highlighted on page 4. After adjusting for certain items, our performance modestly exceeded our earnings per share and efficiency ratio targets and fell short of our return on assets target. Despite delivering record operating results, the near target funding level for our VCP reflects the expectation of top quartile performance in our goal setting.

Consistent with last year, and our historical practice, the Company chose to maintain the initially approved targets and provide reasonable adjustments in consideration of the financial effects of certain events not contemplated in the targets, which are referred to herein as the “2022 VCP Adjusted Actual.”

In determining 2022 VCP Adjusted Actual performance under the plan, the Committee reviewed certain items assessed annually for potential exclusion from the VCP calculation (where items could have the effect of increasing or decreasing funding). For the 2022 performance year, the annual adjustments, described further below, had a positive $0.07 impact to earnings per share, positive 3 basis point impact to return on assets, and a negative 140 basis point impact to the efficiency ratio.

The items the Committee evaluated and adjusted are consistent with prior practice and include: gains or losses related to the Visa Total Return Swap; securities gains and losses excluding the impact of non-qualified deferred compensation valuation changes; one time financial impacts of acquisitions and divestitures; adjustments to income related to market rate increases not contemplated in the targets; and neutralizing the impact of the allowance for credit losses.

The two most material adjustments are contemplated in the market rate adjustment and allowance for credit losses. The market rate adjustment neutralizes the benefit (or harm in the years where applicable) of Federal Reserve rate actions that were not contemplated in our financial planning targets. Similarly, the negative impact of a higher Allowance for Credit Loss (“ACL”) versus what was contemplated in our targets is adjusted. The approach to this adjustment has been consistently applied, both increasing and decreasing adjusted results, since the adoption of CECL. The methodology nullifies the potentially volatile, and also forward looking nature of the ACL measurement, while allowing for the impact of actual losses incurred to impact the results versus target. The Committee believes consistent application of these adjustments is important to maintain the integrity of the VC Plan.

The table below sets forth the impact of each of the aforementioned items used to calculate 2022 VCP Adjusted Actual performance.

Adjustment:	Performance Impact:
	EPS	ROA	Efficiency Ratio (FTE)

Visa Total Return Swap	$0.09	0.03%	(0.5%)

Securities (Gain) / Loss	$0.04	0.01%	(0.2%)

Acquisition and Divestiture Impacts	$0.01	0.01%	(0.3%)

Market Rate Impact	$(0.38)	(0.12%)	2.4%

Allowance for Credit Losses	$0.31	0.10%	—

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COMPENSATION DISCUSSION AND ANALYSIS

In addition to the performance adjustments above, the VCP Adjusted Actual results include any increase or decrease to variable compensation implied by the funding calculation, further impacting the VCP Adjusted Actual as reported below. Unadjusted reported financial results, as well as adjusted results for each of the Bancorp funding metrics, are shown in the table below:

Bancorp Funding Metrics	2022 Reported Metrics	2022 VCP Adjusted Actual (Including impact of funding)

EPS	$3.35	$3.42

ROA	1.18%	1.21%

Efficiency Ratio (FTE)	56.2%	57.6%

The Company also met or exceeded target on the funding modifiers considered by the Committee in assessing annual performance:

Performance Hurdle	2022 Actual

Capital Levels	9.28% Common Equity Tier 1

Funding Modifiers

Non-Performing Assets (“NPA”)	Ranked 4th best of 11

Environmental, Social, and Governance (“ESG”) Qualitative Assessment	In assessing the modifier, the Committee noted the Company has made significant progress towards all of its key priorities, as well as received third party accolades and recognition as a leader among peers. Pages 12-13 provide the detailed support of the evaluation.

Customer Experience	Modifier assessment related to customer experience showed upward trends to independent satisfaction scores across commercial and consumer businesses as evaluated by third parties. Net Promoter Scores also reported in favorable ranges with continued upward trends.

Determination of VCP Awards. Based on the 2022 performance results described above, the calculated pool funding level of 101% of target was achieved as shown below:

Bancorp Funding Metrics	Threshold	Target	Maximum	2022 VCP Adjusted Actual	Funding	Funding Weight	Funding Level

Earnings Per Share	$3.05	$3.41	$3.77	$3.42	103%	50%	51%

Return on Assets	1.10%	1.23%	1.35%	1.21%	93%	25%	23%

Efficiency Ratio	60.9%	57.8%	54.7%	57.6%	107%	25%	27%

Total Funding							101%

When considering the overall positive evaluation of the modifiers, the Committee also approved an additional two funding percentage points to a final funding level of 103%.

When making the final determination of individual awards using the approved funding pool, the Committee had the benefit of information relating to market median compensation levels as well as performance and risk assessment rating information. Considering each individual’s qualitative performance assessment (described for each NEO in the qualitative performance assessments section below) and risk performance assessment, the Committee thought it appropriate to make final individual award decisions ranging from 95% percent to 125% of the NEO’s target in cash.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 Long-Term, Equity-based Incentive Compensation Plan Design. The long-term, equity-based incentive plan is an important piece of the compensation mix for our Named Executive Officers. The objectives of our plan, the types of equity-based awards employed under the plan, and areas included in individual performance assessments used to determine award amounts for Named Executive Officers are:

Plan Objectives
Align management and shareholders’ interests
Motivate senior executives to optimize long-term shareholder value
Encourage stock ownership among our employees
Enhance the Company’s ability to retain key talent
Ensure the program design is consistent with our compensation philosophy and reflective of external market trends
Strengthen risk-adjusted pay decisions

Areas of Assessment
The Company’s revenue and expense results
Division revenue and expenses vs. budget
Internal and external customer service levels
Performance relative to the Company’s strategic initiatives
Results related to specific individual responsibilities
Results related to specific individual risk assessments

Equity Type Mix

For the 2022 awards, Stock Appreciation Right Awards, or “SARs,” are calculated by taking 15% of the total LTI award amount divided by the SARs Black-Scholes value on the date of grant. Restricted Stock Unit Awards, or “RSUs,” are calculated by taking 35% of the total LTl award amount divided by the Company’s average closing stock price for each trading day in the month of January. Performance Share awards are calculated by taking 50% of the total LTI award amount divided by the Company’s average closing stock price for each trading day in the month of January.

The Committee believes that performance shares are an important component of the equity-based incentive compensation opportunity because they create a clear connection between results achieved and compensation earned. In addition, the Committee believes that full-value awards in the form of performance shares and restricted stock units complement each other and are important for driving

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COMPENSATION DISCUSSION AND ANALYSIS

strong retention value and enhanced ownership-creation opportunities. The Committee also believes that a portion of the opportunity should come from a growth-oriented incentive, specifically stock-settled SARs which align executives’ interests with those of the Company’s shareholders. The Committee has maintained the Long-Term Incentive mix of 50% performance share awards, 35% restricted stock units, and 15% stock appreciation rights and believes the Long-Term Incentive mix aligns well with the Company’s long-term incentive plan objectives, strategic objectives, compensation philosophy, regulatory guidance, risk culture, and competitive practice.

Target award levels are established at the beginning of the year for each Named Executive Officer considering market median compensation for each position. Award levels are not automatically made at target. Actual award levels are based upon Company performance, and the Committee includes qualitative assessments of individual performance of each Named Executive Officer in the areas shown in the graphic display on the preceding page. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

The grant date of the LTI awards is the date of the Committee’s approval of the awards, which typically occurs at a first quarter meeting of the Committee. The grant dates for awards made in 2022 are detailed in the “2022 Grants of Plan-Based Awards” table later in this Proxy Statement. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

Performance share grants made in 2022 were structured as follows:

Performance share grants are granted at “target,” calculated by taking 50% of the LTI award amount divided by the share price used for purposes of the grant. Executives have the opportunity to earn between zero and 150% of their target award based upon the Company’s three-year cumulative result on Return on Average Common Equity (“ROACE”) versus our Compensation Peer Group. The payout table represented above was approved in 2019 in lieu of a pure stack ranking to limit the impact of possible changes among the Compensation Peer group potentially arising from M&A activity, delisting, or bankruptcy. Performance share grants are eligible for dividend equivalents which accrue in cash and are paid when the award is earned and distributed.

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COMPENSATION DISCUSSION AND ANALYSIS

RSUs have a three-year graded vesting schedule. These grants do not have voting rights during the vesting period, but are eligible for dividend equivalent payments, which accrue in cash and are paid upon vest and distribution of the underlying award.

SARs are granted at the closing price of the Company’s common stock on the date of grant and have a 10-year term. Grants made in 2022 have a three-year graded vesting schedule. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

The Committee believes that the design of the long-term, equity-based incentive plan provides incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can be realized only with an appreciation in the price of the Company’s common stock or by meeting goals based on relative ROACE, depending on the type of award.

Payout of 2020 Performance Share Awards. The 2020 performance share grant measured the Company’s performance on ROACE versus our compensation peer group over the three-year period beginning January 1, 2020 through December 31, 2022. In its February 2023 meeting, the Committee reviewed final ROACE results showing the Company ranked third among peers and the absolute metric thresholds for ROTCE and efficiency ratio were met. Accordingly, the Committee approved a 150% payout. The grant paid out in Company stock and the shares were distributed on February 15, 2023, after the approval date of February 14, 2023.

Other Long-term, Equity-based Plan Provisions. The VCP and long-term, equity-based incentive compensation awards made in 2022 were issued under the Company’s 2021 Incentive Compensation Plan (the “Plan”), which was approved and adopted by the Company’s shareholders in 2021.

Determination of Long-term, Equity-based Incentive Awards. The chief executive officer recommends the award levels for each Named Executive Officer except for himself, and the Committee makes the final award determination for all Named Executive Officers, including the chief executive officer. The award considerations are not based on a formula. Rather, the Committee may choose to make the actual award higher or lower than the target award based on the qualitative assessment of performance against stated objectives as well as the individual’s risk assessment results. The Committee believes that, by including a performance element as part of the up-front grant process, the Company is able to further reinforce the pay-for-performance objective of the Company’s compensation structure.

When making the final determination to grant long-term, equity-based incentive compensation awards in February 2022, the Committee considered information relating to market median compensation levels, Company financial performance during 2021, the qualitative performance assessment, and individual risk performance assessments. After reviewing this information for 2021, the Committee granted a 2022 long-term equity incentive compensation award of 100—125% of target for all Named Executive Officers.

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Qualitative Performance Assessments. The individual qualitative performance assessment is a review of each Named Executive Officer’s performance against a set of stated objectives. This assessment is performed by the Board of Directors with respect to the chief executive officer’s performance and by the chief executive officer with respect to the performance of the other Named Executive Officers. Each Named Executive Officer was evaluated on the following objectives:

2022 financial plan

Strategic initiatives

Risk management

Operational excellence

Customer experience

Talent optimization and employee engagement

Promotion of the Bank’s Core Values and Leader Capabilities

The Committee’s Considerations. The Committee considers both the aggregate amount and mix of an executive officer’s Total Direct Compensation when making the decisions discussed above. The Committee assesses Total Direct Compensation relative to competitive market data annually. Recommendations for executive compensation are reviewed and approved as final during one of the Committee’s first quarter meetings.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for executive officers is effective and appropriate. The structure reflects the Company’s compensation philosophy in that its incentive payout ranges are aligned with the competitive market data; it has appropriate leverage to ensure a strong linkage between compensation, risk outcomes, and performance; and it drives rewards based on the most relevant performance measures for the Company and shareholders.

The Committee also has reviewed the internal relationships between the compensation for the chief executive officer and for other executive officers and has deemed them to be appropriate. The Committee believes that the relative difference between the compensation of the chief executive officer and the compensation of the Company’s other executive officers is consistent with such differences found in the Company’s Compensation Peer Group.

Objectives considered for 2022 performance for each Named Executive Officer and Executive Compensation Decision Highlights are discussed in the next section.

For Mr. Spence: As President, Mr. Spence was responsible for leading Fifth Third’s strategic planning process and executing on strategic priorities. He was responsible for driving organic and inorganic growth and providing an enhanced customer experience across all of our lines of business and the regional markets. Additionally, he drove accountability for a culture of strong risk management.

With his promotion to Chief Executive Officer, Mr. Spence assumed responsibility for delivering both short and long-term financial results, including investor outreach. He was also responsible for customer experience results and human capital programs to ensure effective succession planning and to promote an inclusive and diverse workforce. He drove accountability for a culture of strong risk management and regulatory excellence.

The VCP award was based on 2022 performance and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2022 was based on performance against 2021 objectives and market-based compensation considerations. Mr. Spence also received an additional long-term incentive award in 2022 in recognition of the additional duties being assumed.

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COMPENSATION DISCUSSION AND ANALYSIS

For Mr. Carmichael: As Chair and Chief Executive Officer, Mr. Carmichael had responsibility for delivering both short and long-term financial results and leading key strategic initiatives. He was also responsible for customer experience results, and for leveraging human capital programs to ensure effective succession planning and to promote an inclusive and diverse workforce. He drove accountability for a culture of strong risk management and regulatory results, and provided strong Board leadership, including strengthening Board composition, cultivating a culture of open dialogue and fostering the use of effective challenge.

As Executive Chairman, Mr. Carmichael had the responsibility to assist the CEO’s oversight of short- and long-term planning activities, while serving as an advisor to the CEO by providing feedback and perspective related to the overall leadership and oversight of the Bancorp. Additionally, he maintained responsibilities for his duties related to Board leadership and oversight, as well as maintaining a strong risk culture.

The VCP award was based on 2022 performance and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2022 was based on performance against 2021 objectives and market-based compensation considerations.

For Mr. Leonard: As Chief Financial Officer, Mr. Leonard was responsible for managing the Company’s financial performance against the 2022 plan, providing strategic advice for long-term business planning, and providing strategic and analytic support for M&A activity. He was responsible for managing the company’s liquidity and interest rate risks in a uniquely dynamic environment. Additionally, he drove accountability for a culture of strong risk management and effectively managed the Company’s capital plan.

The VCP award was based on 2022 performance and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2022 was based on performance against 2021 objectives and market-based compensation considerations.

For Mr. Shaffer: As Chief Risk Officer, Mr. Shaffer was responsible for managing all aspects of the Fifth Third’s regulatory results and risk programs including, but not limited to, operational, legal and regulatory compliance, strategic, interest rate, liquidity, and credit risks. He was also responsible for providing strategic support for Fifth Third’s initiatives.

In addition, Mr. Shaffer was responsible for performing an independent risk management assessment for each of the NEOs, other than himself, to determine if the NEOs are achieving risk-balanced results while consistently demonstrating behaviors that support an appropriate risk culture.

The VCP award was based on 2022 performance and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2022 was based on performance against 2021 objectives and market-based compensation considerations.

For Mr. Lavender: As the Head of the Commercial Bank at Fifth Third, Mr. Lavender was responsible for developing a clear vision for the Commercial bank that includes driving business strategy, cultural and talent priorities and delivering strong financial, operational and risk outcomes.

The Variable Compensation Plan award was based on 2022 performance and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2022 was based on performance against 2021 objectives and market-based compensation considerations.

For Mr. Hammond: As the Head of the Consumer Bank at Fifth Third, Mr. Hammond was responsible for developing a clear vision for the Consumer bank, including driving business strategy, cultural and talent priorities and delivering strong financial, operational and risk outcomes. He was also responsible for successful integration of the Dividend Finance acquisition.

The VCP award was based on 2022 performance and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2022 was based on performance against 2021 objectives and market-based compensation considerations.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Executive Compensation Plan Design Changes

2023 VCP Changes. The Company and the Committee review the VCP annually to determine if changes should be made to the plan for the next year. During the review in 2022 for the 2023 plan updates, there were no changes to the core funding design. The Committee approved updates to the funding modifiers and threshold measurement. These include: 1) amending the 7% CET1 hurdle to 4.5% plus the Bank’s minimum Stressed Capital Buffer to align more specifically with the potential minimum capital targets; 2) returning the Loan to Deposit Ratio as a modifier considering the current dynamic liquidity environment; 3) combining the existing Customer Experience and ESG modifiers into an overall Sustainability and Stewardship Assessment modifier, which will continue as a qualitative and holistic review of the progress towards our sustainability priorities and accomplishments; and 4) a change of the potential modifier impact to 20% upward or 20% downward impact on funding. The Committee will retain unlimited downward discretion based on other factors such as risk or performance.

2023 Long-term, Equity-based Incentive Plan Changes. The Company and the Committee also review the long-term, equity-based incentive plan annually to determine if any changes need to be made to the plan (i.e., award mix, performance measures, modifiers, etc.) for the next year. During its 2022 review, the Committee approved modest changes to the design. These changes include an update to the peer group used for relative performance measurement given the changing landscape of peers due to acquisitions. Additionally, measurement between top and bottom quartile performance versus the median will be interpolated versus the current tiered approach.

Executive Benefits and Perquisites

Summary of Eligibility for Benefits and Perquisites. The Company provides few benefits and perquisites to executive officers that are not available to the general employee population. Special benefits include health programs, a deferred compensation plan, financial planning reimbursement, nominal holiday gifts, parking, an executive corporate security program, and occasional personal use of the corporate aircraft. Additionally, spouses or guests of named executive officers may be provided travel and/or entertainment benefits related to business events at which their attendance is expected and appropriate, such as Company recognition events or trips, recruiting meals, or social events held for marketing or other business purposes.

These benefits are often provided with little or no incremental cost to the Company. The Company does not provide tax gross-ups for these limited perquisites.

Use of the Corporate Aircraft. The Committee has approved limited personal use of the corporate aircraft by Mr. Spence and Mr. Carmichael up to a maximum value of $150,000 per year. In 2021, the Board approved a change to the Company’s corporate aircraft policy that allows certain executive officers to use the corporate aircraft for personal use in certain special situations (e.g., death in family). Such use by any NEO is accounted for in the summary compensation table.

Messrs. Spence and Carmichael are each subject to individual lease (“time-sharing”) agreements with the Company that govern the terms and conditions of their personal use of the corporate aircraft. Under the terms of each time-sharing agreement, if either Mr. Spence or Mr. Carmichael has incurred any costs for personal use of the corporate aircraft which exceed the allowance described above, either Mr. Spence or Mr. Carmichael (whomever has incurred the cost) will pay for the cost of any personal use of the corporate aircraft that exceeds the allowance described above.

Retirement Benefits. The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure for the Company. Based upon the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a Company match. The same 401(k) plan is maintained for all eligible employees, including the Named Executive Officers. The 401(k) plan provides a match to employee contributions of 150% on the first two percent and 100% on the next four percent of eligible compensation an employee contributes to the plan and is invested in the employee’s selection of the plan’s existing investment alternatives. This Company match is immediately 100% vested. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits. Under the plan, NEOs may not defer their future cash compensation into Company stock.

The Company offers employees at certain salary band levels, including its Named Executive Officers, a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and awards received under the VCP. The plan also provides for the Company to make a contribution for loss of the qualified plan 401(k) match due to the deferral of pay into this plan or due to wage or contribution limitations under the qualified 401(k) plan. The deferred funds receive earnings based on the mutual funds elected by each executive. The executives do not earn any preferential or above-market returns on these earnings. Under the plan, NEOs may not defer their cash compensation into Company stock.

The Company maintains a defined benefit pension plan which was frozen to new participants as of November 15, 1998. Employees who met the age and service requirement at that time are “grandfathered” and continue to accrue benefits under that plan. No Named Executive Officers are participants in this plan.

Health and Welfare Benefits. The Company offers broad-based medical, dental, vision, life, and disability plans to all of its employees. The Company also provides to each Named Executive Officer a comprehensive physical exam program and access to an executive fitness facility.

Severance and Change in Control Benefits. The Fifth Third Bancorp Executive Change in Control Severance Plan (the “CIC Severance Plan”) provides severance benefits to certain officers upon a qualifying termination after a change in control, subject to execution of a release and non-compete agreement. The plan covers approximately 42 officers, including all Named Executive Officers.

Under the CIC Severance Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without “cause” (as defined in the CIC Severance Plan) or the executive resigns for “good reason” (as defined in the CIC Severance Plan). For this purpose, a change in control would occur in any of the following instances:

Any person is or becomes the beneficial owner of 30% or more of the voting power of the Company’s outstanding securities;

During any consecutive 12-month period, the directors in office in the beginning of such period (or directors who were approved by two-thirds of such directors) cease to constitute a majority of the Board;

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 60% of the voting power of the merged or consolidated entity; or

The Company’s shareholders approve a plan of complete liquidation of the Company.

The treatment of long-term, equity-based incentive compensation in the event of a change in control is determined by the applicable incentive compensation plans. More specific details are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

Executive Severance Benefits Plan. On February 17, 2021, the Human Capital and Compensation Committee adopted the Executive Severance Benefits Plan, in which participating executives are eligible to receive certain severance benefits as described in the Severance Benefits Plan if such executive’s employment terminates prior to a change in control of Fifth Third or more than 24 months following a change in control, but only if the Bank determines, in its sole discretion, that the executive’s employment

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COMPENSATION DISCUSSION AND ANALYSIS

was terminated involuntarily by the Bank without “cause” or by the executive for “good reason” (each as defined in the Severance Benefits Plan). For purposes of the Severance Benefits Plan, a change in control has the same meaning given to that term in the CIC Severance Plan, as amended.

Executive Ownership and Capital Accumulation

Stock Ownership Guidelines. The executive compensation program is designed, in part, to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established stock ownership guidelines for senior employees in the Company’s salary band structure, including the Named Executive Officers. The amount of stock required to be retained varies based upon the assigned salary band and associated multiple of base salary.

These employees are expected to use stock net of taxes obtained through awards under the long-term, equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

Stock owned individually and by immediate family sharing the same household.	Restricted stock units not yet vested.	Stock held in the employee stock purchase plan.

Until ownership guidelines are met, executive officers are required to retain 75% of net, after tax shares received from stock appreciation right exercises and restricted stock unit and performance share award vesting until the minimum ownership guidelines are met. As an additional requirement, once these guidelines are met, executives must retain 25% of net, after tax shares until two times their guidelines are met.

Executives have five years to achieve the minimum executive stock ownership requirements. There is no specific time frame required to meet the two times guideline. Specific ownership guidelines for the Named Executive Officers are:

Stock Ownership Guidelines

Chief Executive Officer	6x Salary

Other Named Executive Officers	3x Salary

The Committee reviews progress toward achieving the ownership goal for the Company’s executive officers on an annual basis. As of the most recent annual review performed in June 2022, all Named Executive Officers had sufficient holdings to meet or exceed the stock ownership requirements or had not yet been in the role for five years and are on pace to meet the guidelines.

Beneficial Ownership. The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of December 31, 2022:

Title of Class	Name of Officer	Number of Stock Beneficially Owned(1)	% of Class

Common Stock	Timothy N. Spence	343,076	0.0502%

Common Stock	Greg D. Carmichael	1,515,587	0.2215%

Common Stock	James C. Leonard	180,604	0.0264%

Common Stock	Robert P. Shaffer	171,105	0.0250%

Common Stock	Kevin P. Lavender	110,465	0.0162%

Common Stock	Howard Hammond	68,524	0.0100%

(1)

The amounts shown represent the total stock owned outright by such individuals together with stock held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies (as to which beneficial ownership may

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COMPENSATION DISCUSSION AND ANALYSIS

be disclaimed) and SARs and RSAs or RSUs exercisable (or exercisable within 60 days) of December 31, 2022 but unexercised. These individuals have the number of SARs indicated after their names that are exercisable as of December 31, 2022 or will become exercisable within 60 days of December 31, 2022: Mr. Spence, 167,142; Mr. Carmichael, 870,842; Mr. Leonard, 57,573; Mr. Shaffer, 112,042; Mr. Lavender, 51,796; and Mr. Hammond, 16,488. The amounts listed for SARs represent the number of rights that may be exercised; the actual number of stock delivered will vary based on the stock’s appreciation over the grant price at the time of exercise. For beneficial ownership of individual directors and all directors and executive officers as a group see “Election of Directors” on pages 14-28.

Prohibition on Hedging and Pledging. The Company prohibits all employees and directors from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading or short-selling of Company securities and transactions in any derivative of Company securities, including buying and writing options. Employees and directors are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors and certain employees during designated blackout periods and requires approval by the Legal Department prior to any trade.

Clawbacks and Recoupments. The Company’s Code of Business Conduct and Ethics and its Compensation Clawback and Disclosure Policy provide that the Company reserves the right to seek restitution of any bonus, commission, or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

Tax and Accounting Impacts of Compensation Programs

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. The Committee is not limited to paying compensation that is fully deductible and retains the flexibility to consider tax and accounting impacts as some factors among many in structuring compensation programs. While the Company’s compensation philosophy has been to, where appropriate, position executive compensation to qualify for deductibility, in approving compensation that may not be deductible, the Committee has determined that the underlying executive compensation programs are appropriate and necessary to attract, retain, and motivate senior executives, and that failing to meet these objectives creates more risk for the Company than the financial impact of losing the tax deduction. For the year ending December 31, 2022, the tax impact related to non-deductible compensation expense was approximately $5.6 million.

Accounting and Financial Reporting. The Company accounts for long-term, equity-based incentive compensation payments including SARs, RSUs, RSAs, stock options, and performance shares in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

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Human Capital and Compensation Committee Report

The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Capital and Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis. Based on that discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Michael B. McCallister, Chair

Nicholas K. Akins

Emerson L. Brumback

Gary R. Heminger

Eileen A. Mallesch

Marsha C. Williams

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Compensation of Named Executive Officers

Summary Compensation Table. The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2020 through 2022. The amounts in the Stock Awards and Option Awards columns indicate the fair value on the grant date associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our Common Stock.

2022 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Timothy N. Spence, President and Chief Executive Officer, Fifth Third Bancorp	2022	826,923	—	4,621,877	815,610	1,621,220	253,029	8,138,659
	2021	620,915	—	1,275,012	225,000	1,312,500	139,143	3,572,570
	2020	514,987	—	1,020,002	180,000	910,472	91,819	2,717,280

Greg D. Carmichael, Executive Chairman and Former Chief Executive Officer	2022	1,184,626	—	5,822,513	1,027,501	2,472,000	513,647	11,020,287
	2021	1,100,070	—	4,887,500	862,502	3,300,000	381,577	10,531,649
	2020	1,100,070	—	4,674,998	825,002	2,860,000	337,519	9,797,589

James C. Leonard, Executive Vice President and Chief Financial Officer	2022	638,462	—	1,434,393	253,129	893,750	129,385	3,349,119
	2021	570,577	—	1,019,983	179,999	862,500	87,982	2,721,041
	2020	452,565	—	452,083	56,251	598,000	57,945	1,616,844

Robert P. Shaffer, Executive Vice President and Chief Risk Officer	2022	580,770	—	1,136,869	200,619	690,000	129,450	2,737,708
	2021	473,294	—	934,984	165,001	712,500	81,323	2,367,102
	2020	425,728	—	680,001	119,998	559,826	73,787	1,859,340

Kevin P. Lavender, Executive Vice President and Head of Commercial Bank	2022	563,462	—	1,147,487	202,500	546,250	112,652	2,572,351
	2021	498,462	—	934,984	165,001	750,000	117,382	2,465,829

Howard Hammond, Executive Vice President and Head of Consumer Bank	2022	487,695	—	1,028,533	181,507	575,000	124,169	2,367,904

(1)

The values shown for performance share awards for 2022 in the Summary Compensation Table and the table below reflect the grant date fair value of $46.98, which was the average January share price used for the February 16, 2022 grant date. This price was also used to calculate the number of performance shares awarded. The values shown for performance share awards for 2021 in both tables reflect the grant date fair value of $33.53, which was the closing price on the February 17, 2021 grant date and also the price used to calculate the number of performance shares awarded. The values shown for performance share awards for 2020 in both tables reflect the grant date fair value of $29.64, which was the closing price on

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the February 12, 2020 grant date and the price used to calculate the number of performance shares awarded. Fair values assuming maximum performance as of the date of grant are as follows:

	Fair Value at Maximum Performance

Executive	2020 ($)	2021 ($)	2022 ($)

Timothy N. Spence	900,004	1,124,999	4,078,164

Greg D. Carmichael	4,124,999	4,312,494	5,137,545

James C. Leonard	281,254	899,979	1,265,641

Robert P. Shaffer	599,998	824,989	1,003,140

Kevin P. Lavender	—	824,989	1,012,513

Howard Hammond	—	—	907,513

(2)

Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with statement of accounting principles generally accepted in the United States. Assumptions used in determining fair value are disclosed in Note 25, “Stock Based Compensation,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(3)	Amounts reflect the Variable Compensation Plan award paid in cash to each NEO.
(4)

The amounts reflected in the “All Other Compensation” column consist of the benefits provided to the Company’s Named Executive Officers as described above under “Compensation Discussion and Analysis—Executive Benefits and Perquisites.” The following table reflects the costs of these benefits for 2022.

Executive	Perquisites and Other Personal Benefits ($)		Registrant Contributions to Defined Contribution Plans ($)	Tax Reimbursements & Insurance Premiums ($)	Severance ($)	Other ($)(G)	Total ($)

Timothy N. Spence	102,521	(A)	149,760	248	—	500	253,029

Greg D. Carmichael	198,627	(B)	313,924	396	—	700	513,647

James C. Leonard	22,590	(C)	105,067	228	—	1,500	129,385

Robert P. Shaffer	36,833	(D)	90,529	188	—	1,900	129,450

Kevin P. Lavender	17,555	(E)	94,061	186	—	850	112,652

Howard Hammond	43,449	(F)	80,053	167	—	500	124,169

(A)	The amount shown for Mr. Spence represents parking, costs of our executive corporate security program ($49,256), and the personal use of corporate aircraft ($50,865).
(B)

The amount shown for Mr. Carmichael represents cost of our executive corporate security program ($45,737), trust and estate planning fees ($25,430), the personal use of corporate aircraft ($112,772), an executive physical, incremental cost of a guest at business functions, and parking.

(C)	The amount shown for Mr. Leonard represents parking, trust and estate planning fees ($2,575), and the cost of our executive corporate security program ($17,615).
(D)	The amount shown for Mr. Shaffer represents trust and estate planning fees ($4,975), parking, cost of our executive corporate security program ($27,794), and an executive physical.
(E)

The amount shown for Mr. Lavender represents trust and estate planning fees ($2,450), parking, an executive physical, incremental cost of a guest at business functions, and the cost of our executive corporate security program ($8,371).

(F)	The amount shown for Mr. Hammond represents parking, incremental cost of a guest at business functions, and cost of our executive corporate security program ($37,395).
(G)

The amount shown for Mr. Spence represents a company Health Savings Account contribution. The amount shown for Mr. Carmichael represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Leonard represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Shaffer represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Lavender represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Hammond represents a company Health Savings Account contribution.

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Grants of Plan-Based Awards. The following table reflects the full grant date fair value of long-term, equity-based incentive compensation awards made to our Named Executive Officers during 2022. Each of the Named Executive Officers received grants of performance shares that will vest in full three years from the grant date (contingent on meeting the performance threshold), SARs that will vest in three equal annual installments from the grant date, and RSUs that will vest in three equal annual installments from the grant date. Dividend equivalents are accrued in cash for RSUs and performance shares granted in 2022 and will be paid out when the underlying awards are earned and distributed. None of these awards have been re-priced or modified.

Performance shares are reported in the “Estimated Future Payouts Under Equity Incentive Plan Award” columns below; RSUs are reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column below; and SARs are reported in the “All Other Option Awards: Number of Securities Underlying Options” column below.

2022 Grants of Plan-Based Awards

Name	Grant Date(1)	Date Grant Approved by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maxi- mum (#)

Timothy N. Spence				—	1,750,000	3,500,000
	2/16/2022	2/16/2022					25,942	15,565	25,942	38,913				1,218,755
	2/16/2022	2/16/2022										27,204	46.98	365,622
	2/16/2022	2/16/2022									18,159			853,110
	7/5/2022	7/5/2022					44,511	26,707	44,511	66,767				1,500,021
	7/5/2022	7/5/2022										48,965	33.70	449,988
	7/5/2022	7/5/2022									31,157			1,049,991

Greg D. Carmichael				—	2,400,000	4,800,000
	2/16/2022	2/16/2022					72,904	43,742	72,904	109,356				3,425,030
	2/16/2022	2/16/2022										76,451	46.98	1,027,501
	2/16/2022	2/16/2022									51,032			2,397,483

James C. Leonard				—	715,000	1,430,000
	2/16/2022	2/16/2022					17,960	10,776	17,960	26,940				843,761
	2/16/2022	2/16/2022										18,834	46.98	253,129
	2/16/2022	2/16/2022									12,572			590,633

Robert P. Shaffer				—	600,000	1,200,000
	2/16/2022	2/16/2022					14,235	8,541	14,235	21,353				668,760
	2/16/2022	2/16/2022										14,927	46.98	200,619
	2/16/2022	2/16/2022									9,964			468,109

Kevin P. Lavender				—	575,000	1,150,000
	2/16/2022	2/16/2022					14,368	8,621	14,368	21,552				675,009
	2/16/2022	2/16/2022										15,067	46.98	202,500
	2/16/2022	2/16/2022									10,057			472,478

Howard Hammond				—	500,000	1,000,000
	2/16/2022	2/16/2022					12,878	7,727	12,878	19,317				605,008
	2/16/2022	2/16/2022										13,505	46.98	181,507
	2/16/2022	2/16/2022									9,015			423,525

(1)	Awards were made under the 2021 Incentive Compensation Plan as approved by shareholders on April 13, 2021.
(2)

Includes a range of possible payouts for 2022 performance under the Variable Compensation Plan, based on percent of salary targets and subject to threshold, target and maximum levels of corporate performance. Awards are subject to adjustments based on individual performance, risk assessment results, and business unit performance. Actual awards received for 2022 are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(3)	Includes performance shares that are settled in Company Common Stock, only after threshold or greater performance is achieved.
(4)

“Grant Date Fair Value of Option Awards” granted on February 16, 2022, calculated as the total number of shares multiplied by $13.44 (Black-Sholes value) for the SARs. “Grant Date Fair Value of Option Awards” granted on July 5, 2022, calculated as the total number of shares multiplied by $9.19 (Black-Sholes value) for the SARs. “Grant Date Fair Value of Stock Awards” granted (including the RSUs and the performance shares) on February 16, 2022, is calculated as the total number of shares multiplied by $46.98. “Grant Date Fair Value of Stock Awards” granted (including the RSUs and the performance shares) on July 5, 2022, is calculated as the total number of shares multiplied by $33.70.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at Year-End. The following table outlines outstanding long-term, equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2022. Each outstanding award is shown separately. The “Option Awards” columns reflect SARs. The “Stock Awards” columns include RSUs and Performance Shares. Performance Shares are listed in the “Equity Incentive Plan Award” columns. Performance shares settle entirely in shares of Company Common Stock only after threshold performance or greater is achieved. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2022

	Option Awards						Stock Awards(11)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Timothy N. Spence	41,763				14.87	2/12/2026

	28,070				26.52	2/3/2027

	15,887				33.17	1/29/2028

	26,829				26.72	2/06/2029

	17,595	8,798	(1)		29.64	2/12/2030

	9,566	19,133	(2)		33.53	2/17/2031

		27,204	(3)		49.51	2/16/2032

		48,965	(4)		33.70	7/05/2032

							4,724	(1)	154,994

							10,439	(2)	342,504

							18,159	(3)	595,797

							31,157	(4)	1,022,261

										20,243	(1)	664,173

										22,368	(5)	733,894

										70,453	(6)	2,311,563

74

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2022

	Option Awards						Stock Awards(11)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Greg D. Carmichael	82,312				21.63	4/15/2024

	56,933				18.78	2/11/2025

	147,912				14.87	2/12/2026

	93,421				26.52	2/3/2027

	76,125				33.10	1/31/2028

	106,707				26.72	2/06/2029

	80,645	40,323	(1)		29.64	2/12/2030

	36,671	73,342	(2)		33.53	2/17/2031

		76,451	(3)		49.51	2/16/2032

							21,649	(1)	710,304

							40,014	(2)	1,312,859

							51,032	(3)	1,674,360

										92,780	(1)	3,044,112

										85,744	(5)	2,813,261

										72,904	(6)	2,391,980

James C. Leonard	4,350				14.87	2/12/2026

	8,772				26.52	2/3/2027

	4,965				33.17	1/29/2028

	9,654				26.72	2/6/2029

	5,498	2,750	(1)		29.64	2/12/2030

	7,653	15,306	(2)		33.53	2/17/2031

		18,834	(3)		49.51	2/16/2032

							1,476	(1)	48,428

							3,655	(7)	119,921

							8,351	(2)	273,996

							12,572	(3)	412,487

										6,326	(1)	207,556

										17,894	(5)	587,102

										17,960	(6)	589,268

Fifth Third 2023 Proxy Statement	75

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2022

	Option Awards						Stock Awards(11)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert P. Shaffer	11,485				21.63	4/15/2024

	9,945				19.01	4/14/2025

	17,045				18.11	4/19/2026

	14,035				26.52	2/3/2027

	7,282				33.17	1/29/2028

	15,650				26.72	2/6/2029

	11,730	5,865	(1)		29.64	2/12/2030

	7,015	14,031	(2)		33.53	2/17/2031

		14,927	(3)		49.51	2/16/2032

							3,149	(1)	103,319

							7,655	(2)	251,161

							9,964	(3)	326,919

										13,495	(1)	442,771

										16,403	(5)	538,182

										14,235	(6)	467,050

Kevin P. Lavender	7,437				21.63	4/15/2024

	8,246				26.52	2/3/2027

	7,015	14,031	(2)		33.53	2/17/2031

		15,067	(3)		49.51	2/16/2032

							3,247	(8)	107,420

							6,747	(9)	221,369

							4,499	(7)	147,612

							7,655	(2)	251,161

							10,057	(3)	329,970

										16,403	(5)	538,182

										14,368	(6)	471,414

76

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2022

	Option Awards						Stock Awards(11)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Howard Hammond	2,983				18.11	4/19/2026

		13,505	(3)		49.51	2/16/2032

							1,556	(8)	51,052

							3,318	(9)	108,864

							8,947	(10)	293,551

							9,015	(3)	295,782

										12,878	(6)	422,527

(1)	All unvested shares are scheduled to vest on February 12, 2023. Performance Shares are subject to achievement of stated performance goals.
(2)	One-half of the unvested shares will vest on each of February 17, 2023 and 2024.
(3)	One-third of the unvested shares will vest on each of February 16, 2023, 2024 and 2025
(4)	One-third of the unvested shares will vest on each of July 5, 2023, February 16, 2024, and February 16, 2025.
(5)	All unvested shares are scheduled to vest on February 17, 2024, subject to achievement of stated performance goals.
(6)	All unvested shares are scheduled to vest on February 16, 2025, subject to achievement of stated performance goals.
(7)	All unvested shares are scheduled to vest March 23, 2023.
(8)	All unvested shares are scheduled to vest February 6, 2023.
(9)	One-half of the unvested shares will vest on each of February 12, 2023 and 2024.
(10)	One-third of the unvested shares will best on each of February 17, 2023, 2024, and 2025.
(11)	Values are based on the December 31, 2022, closing price of the Company’s common stock of $32.81 with performance shares valued as if target performance was achieved.

Option Exercises and Stock Vested. The following table outlines SARs exercised and restricted stock and performance shares that vested during 2022.

	2022 Option Exercises & Stock Vested

	Option Awards(1)		Stock Awards(2)

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy N. Spence	—	—	49,876	2,371,234

Greg D. Carmichael	141,447	4,550,350	200,480	9,533,708

James C. Leonard	—	—	23,677	1,120,122

Robert P. Shaffer	32,895	631,584	30,271	1,440,061

Kevin P. Lavender	—	—	32,838	1,349,641

Howard Hammond	—	—	8,116	385,245

(1)	The dollar figures in the table represent the value at exercise for SARs.
(2)	The dollar figures in the table represent the value on the vest date for restricted stock units and performance shares.

Fifth Third 2023 Proxy Statement	77

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Nonqualified Deferred Compensation. As discussed above, the Company maintains a Nonqualified Deferred Compensation Plan (“NQDCP”) that allows participant and Company contributions.

The plan allows participants to defer up to 70% of their base salary and up to 100% of their Variable Compensation award. In addition, the Company makes contributions for loss of qualified 401(k) plan matching contributions for two reasons: (1) due to base salary or Variable Compensation Plan award deferrals into the NQDCP plan and/or (2) due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to the NQDCP is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($305,000 for 2022) and applying the Company’s 401(k) match seven percent. If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions are made in a lump sum or in up to ten annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. If a change is made to an initial distribution election which pushes out the start date of the payments, the entire distribution of the account must be made no later than the 15th calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The following table illustrates the nonqualified deferred compensation plan benefits. It includes each Named Executive Officer’s and the Company’s contributions (each of which are reflected in the amounts disclosed in the 2022 Summary Compensation Table) under the NQDCP as well as the earnings during 2022. It does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

Executive	2022 Nonqualified Deferred Compensation
	Plan	Executive Contributions in 2022 ($)	Company Contributions in 2022 ($)	Aggregate Earnings in 2022 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/2022 ($)

Timothy N. Spence	NQDCP(1)	—	128,410	(47,199)	—	807,816

Greg D. Carmichael	NQDCP(1)	—	292,574	(2,782,515)	—	9,293,727

James C. Leonard	NQDCP(1)	—	83,717	(278,172)	—	1,263,886

Robert P. Shaffer	NQDCP(1)	—	69,179	(40,258)	—	425,193

Kevin P. Lavender	NQDCP(1)	75,000	72,711	(480,532)	—	1,854,038

Howard Hammond	NQDCP(1)	126,004	58,703	(24,736)	—	1,088,986

(1)	The investments under this plan would produce earnings equal to those of any other investor who invested similar amounts of money in like investments for the same time period during the year.

Potential Payments Upon Termination or Change in Control. The treatment of long-term, equity-based awards issued as of December 31, 2022, under all termination scenarios, is dictated by the 2011, 2014, 2017, 2019 and 2021 Incentive Compensation Plans which were approved by shareholders on: April 19, 2011; April 15, 2014; April 18, 2017; April 16, 2019; and April 13, 2021, respectively.

The Company’s change in control policies were determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance at the time of their adoption from institutional shareholder groups.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and they allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels that are based on market median compensation nor the compensation awards based on a variety of performance factors as described in this Proxy Statement.

78

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are discussed below. Except in a change in control scenario, the Named Executive Officer’s termination would not result in enhanced retirement benefits.

Voluntary. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon voluntary termination. Under the terms of the 2011, 2014, 2017, 2019, and 2021 Incentive Compensation Plans, if the Named Executive Officer meets certain retirement eligibility criteria, any exercisable SARs would remain outstanding and under certain other criteria outstanding equity awards may continue to vest. These values, as applicable, are included in the following pages.

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon involuntary termination by the Company for cause. Under the terms of the Company’s 2011, 2014, 2017, 2019, and 2021 Incentive Compensation Plans, all equity-based awards would be immediately forfeited.

Death and Disability. Under the terms of the 2011, 2014, 2017, 2019, and 2021 Incentive Compensation Plans, all unvested stock and option awards vest.

Immediately upon termination of a participant’s employment due to death or disability, any SARs remain outstanding for the remaining term of the grant. Performance shares granted prior to 2021 are earned on a prorated basis determined by the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals for the full performance period. Performance shares granted in 2021 and future years will vest immediately based on the target number of shares and will not be prorated for months of service for the performance period. The table on page 81 reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100% of its performance goals for each outstanding performance share award and paid out effective December 31, 2022.

Involuntary Without Cause or For Good Reason. On February 17, 2021, the Human Capital and Compensation Committee adopted the Executive Severance Benefits Plan, in which participating executives are eligible to receive certain severance benefits as described in the Severance Benefits Plan if such executive’s employment terminates prior to a change in control of the Bank or more than 24 months following a change in control, but only if the Bank determines, in its sole discretion, that the executive’s employment was terminated involuntarily by the Bank without “cause” or by the executive for “good reason” (each as defined in the Severance Benefits Plan). For purposes of the Severance Benefits Plan, a change in control has the meaning given to that term in the Fifth Third Bancorp Executive Change in Control Severance Plan, as amended.

The cash severance payment received upon a triggering event under the Severance Benefits Plan would be equal to two times the Named Executive Officer’s base salary for Mr. Spence, one and one half times base salary for Messrs. Leonard, Shaffer, Lavender and Hammond and one times base salary for Mr. Carmichael The payment is payable in quarterly installments over the 12-month period following termination of employment.

In addition to the base annual salary, a Named Executive Officer will receive a lump sum payment of a portion of the executive’s annual bonus for the year in which termination of employment occurs prorated based on the number of days elapsed; and a lump sum payment equal to twelve (12) times the monthly COBRA premium costs for the Bank-sponsored medical, dental and vision coverage in which the executive participated.

The table below reflects an assumed full-year Variable Compensation Plan award at the amount each Named Executive Officer would be eligible to receive if the Company achieves 100% of its Variable Compensation Plan performance targets.

Fifth Third 2023 Proxy Statement	79

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Change in Control. As described in the “Severance and Change in Control Benefits” section, the Company’s CIC Severance Plan provides for the payment of benefits upon a qualifying termination following a change in control (a “triggering event”) for the Named Executive Officers and other officers of the Company. In exchange for the payments and benefits under the plan, the eligible Named Executive Officer would be required to sign an agreement at the time of the triggering event not to compete with, nor solicit employees or customers from, the Company for a period of three years following the executive’s termination for Messrs. Carmichael, Leonard, and Spence and for a period of two years for Messrs. Hammond and Lavender.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus his or her Variable Compensation amount for Messrs. Spence, Carmichael, and Leonard, and two times base salary plus his Variable Compensation amount for Messrs. Shaffer, Lavender and Hammond. In addition, the Named Executive Officer would earn a prorated Variable Compensation Plan award for the fiscal year of the termination. The table below reflects an assumed full-year Variable Compensation Plan award at the amount each Named Executive Officer would be eligible to receive if the Company achieves 100% of its Variable Compensation Plan performance targets.

Since April 2008, we have not granted any awards that provide for “single-trigger” vesting upon a change in control to our executives. Instead, as defined in our incentive compensation plans, any outstanding long-term, equity-based award (stock options, SARs, RSUs, and restricted stock awards) would vest immediately only if there is a change in control and a subsequent qualifying termination of employment (“double-trigger” vesting). Performance share awards would be deemed earned and paid out based on the greater of (1) the extent to which applicable performance goals have been met through and including the effective date of the change in control or (2) the value on the date of the change in control of the number of target shares, in each case prorated based on the portion of the performance period elapsed at the time of the change in control. The value of performance share awards would be calculated based on current market value of the Company’s stock on the date of the change in control times the earned number of shares. The table on the following page reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100% of its performance goals for each outstanding performance share award and paid out effective December 31, 2022. The treatment of equity awards applies to all long-term, equity-based award recipients eligible for change in control benefits, not just for the Company’s Named Executive Officers.

Upon a triggering event under the CIC Severance Plan, Messrs. Spence, Carmichael, and Leonard would receive three, and Messrs. Shaffer, Lavender and Hammond would receive two, additional years of age and service credit under the qualified and nonqualified defined contribution plans; medical, dental, and life insurance benefits; and the additional value, if any, of the pension benefit at age 60. These benefits are reflected in the Other Benefits category below. The NEO’s termination would not result in enhanced retirement benefits. Eligibility for these benefits, as well as any other benefits in a change in control scenario, is determined in a manner consistent with all eligible employees, not just the Company’s Named Executive Officers.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2022, Messrs. Carmichael, Lavender and Hammond meet all retirement eligibility criteria under outstanding long-term, equity-based compensation award agreements. All three have met the criteria to retain all vested and unvested awards except in a termination for cause scenario.

80

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The tables below contain the total payments each Named Executive Officer would receive under each termination scenario if the Named Executive Officer separated on December 31, 2022. For all termination scenarios, the figures for long-term, equity-based incentive compensation awards are as of December 31, 2022, at the closing stock price of $32.81 on that date.

Executive	Termination Scenarios
	Voluntary ($)(1)	With Cause	Death or Disability ($)(2)	Involuntary or for Good Reason ($)(3)

Timothy N. Spence	—	—	6,998,029	8,774,170

Greg D. Carmichael	17,940,367	—	17,940,367	21,567,177

James C. Leonard	—	—	2,456,911	3,780,441

Robert P. Shaffer	—	—	2,884,971	3,838,441

Kevin P. Lavender	2,202,141	—	2,202,141	3,648,002

Howard Hammond	1,215,626	—	1,215,626	2,492,436

(1)

Amounts in this column include the amount of long-term, equity-based compensation each NEO is entitled to retain for meeting all retirement eligibility criteria under outstanding award agreements in a voluntary termination scenario.

(2)

Amounts in this column include the total amount of long-term, equity-based compensation each NEO is entitled either to retain or to have the vesting accelerated because of a death or disability scenario.

(3)

Amounts in this column include the amount of base salary, variable compensation, a lump sum COBRA payment each NEO is entitled to receive in a termination without “cause” or for “good reason” scenario, as well as the value of long-term equity each NEO is entitled to retain due to meeting retirement eligibility criteria, or as otherwise provided for in the award agreements.

	Involuntary Termination Upon a Change in Control

Executive	Cash Severance ($)	Unvested Equity ($)	Potential Excise Tax Gross-Up ($)	Other Benefits ($)	Total ($)

Timothy N. Spence	9,972,500	5,853,075	—	626,487	16,452,062

Greg D. Carmichael	13,164,000	12,074,700	—	830,304	26,069,004

James C. Leonard	4,796,350	2,247,475	—	357,566	7,401,391

Robert P. Shaffer	3,000,000	2,147,994	—	201,822	5,349,816

Kevin P. Lavender	2,875,000	2,067,128	—	177,352	5,119,480

Howard Hammond	2,500,000	1,171,776	—	190,757	3,862,533

Fifth Third 2023 Proxy Statement	81

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Timothy N. Spence, our chief executive officer (“CEO”), and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2022:

•	The median annual total compensation of all employees of our company (other than the CEO) was $64,721; and

•

The annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 71, was $8,138,659. Due to having more than one non-concurrent CEO serving during the 2022 fiscal year, we elected to calculate the annual total compensation for our current CEO as of December 31, 2022, by annualizing his base compensation and non-equity incentive plan compensation, while using the current stock and option awards aligning with the Summary Compensation Table. Computing the CEO compensation under this method provides the closest accurate estimation to Mr. Spence’s compensation as CEO, had he been in the position for a full year, while also remaining conservative. The annual total compensation of our CEO using this methodology was $8,440,516.

Based on this information, for 2022, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 130 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee. Since only 11% of our employees receive equity compensation, we considered total cash compensation as a consistently applied compensation measure. As allowed by the SEC rules, we excluded our CEO and our nine employees located outside the United States (seven in Canada and two in the United Kingdom) who are less than one percent of our total 20,579 employee base. We then examined the total cash compensation (salary, wages, and bonus) for the remaining employees who were employed on December 31, 2022, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for 2022. In making this examination, we annualized the salary of approximately 3,823 full-time employees hired in 2022 who did not work the entire year. We did not annualize the pay of any other type of employee (e.g., part-time, co-ops) or make any other adjustments to the payroll data.

Once we identified the median employee, we then compared all elements of that employee’s 2022 compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to comparable total compensation of our CEO in order to determine the ratio as shown below:

	CEO ($)	Median employee ($)

Base salary	1,000,000	63,821

Stock awards	4,621,877

Option awards	815,610

Non-equity incentive plan compensation	1,750,000

Change in pension value/NQDC earnings

All other compensation	253,029	900

TOTAL	8,440,516	64,721

CEO pay ratio	130 : 1

We selected December 31, 2022 as the date to identify the median employee because it is the date consistent with the rest of the discussion included in this Proxy Statement and because our employee base does not materially change at any point during the year.

82

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between executive “Compensation Actually Paid” and the Company’s performance against several specific financial metrics. For further information regarding our executive compensation programs, the metrics the Human Capital and Compensation Committee used to set executive compensation for 2022 (which is different than the financial metrics we are required to include in the tables and discussion below) and our pay-for-performance philosophy, please refer to “Compensation Discussion and Analysis” starting on page 49.
Pay versus Performance Table
The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (”PEO”) and average Compensation Actually Paid to
Non-PEO
Named Executive Officers during 2020 through 2022. In addition, the table compares our Total Shareholder Return (”TSR”) against peer group TSR using KBW index.

	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO
Year	Greg D. Carmichael (1) ($)	Timothy N. Spence (1) ($)	Greg D. Carmichael (1),(2),(3) ($)	Timothy N. Spence (1), (2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Adjusted ROACE (5)
							TSR ($)	Peer Group TSR ($)

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	11,020,287	8,138,659	9,082,391	7,385,480	2,764,020	2,223,867	120.03	97.53	2,446	12.5%

2021	10,531,649	—	20,997,747	—	3,061,398	5,142,100	153.73	124.08	2,770	14.5%

2020	9,797,589	—	7,761,702	—	2,325,412	1,936,839	94.64	89.69	1,427	8.4%

(1)
The amounts reported in columns (b) reflect the Summary Compensation Table Total for Mr. Carmichael and Mr. Spence for the years in which they served as PEO. For the years reported in the table, Greg D. Carmichael was our PEO from January 2020 to July 2022, and Timothy N. Spence was our PEO from July 2022 to December 2022. The amounts reported in column (d) reflect the average Summary Compensation Table Total amounts for the Non-PEO Executive Officers for the respective years. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022

James C. Leonard	James C. Leonard	James C. Leonard

Tayfun Tuzun	Timothy N. Spence	Robert P. Shaffer

Lars C. Anderson	Lars C. Anderson	Kevin P. Lavender

Timothy N. Spence	Kevin P. Lavender	Howard Hammond

Robert P. Shaffer

Frank R. Forrest

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. The equity value adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair

Fifth Third 2023 Proxy Statement	83

PAY VERSUS PERFORMANCE

value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

Greg D. Carmichael

2022	11,020,287	(6,850,015)	4,912,119	9,082,391

2021	10,531,649	(5,750,002)	16,216,100	20,997,747

2020	9,797,589	(5,500,000)	3,464,113	7,761,702

Timothy N. Spence

2022	8,138,659	(5,437,487)	4,684,308	7,385,480

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2022	2,764,020	(1,396,259)	856,107	2,223,867

2021	3,061,398	(1,374,990)	3,445,692	5,142,100

2020	2,325,412	(1,118,053)	729,479	1,936,839
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)

Greg D. Carmichael

2022	4,614,693	(980,218)	0	1,277,644	0	0	4,912,119

2021	8,124,828	7,454,466	0	630,552	0	6,254	16,216,100

2020	5,164,819	(1,301,870)	0	(435,141)	0	36,305	3,464,113

Timothy N. Spence

2022	4,603,129	(232,977)	0	314,156	0	0	4,684,308

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PAY VERSUS PERFORMANCE

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2022	940,627	(171,946)	0	80,293	0	7,134	856,107

2021	1,942,879	1,380,064	0	124,663	0	8,086	3,445,692

2020	1,081,407	(254,970)	0	(104,479)	0	7,521	729,479

(4)
The Peer Group TSR set forth in this table utilizes the KBW Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted ROACE to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and
Non-PEO
NEOs in 2022, given its impact on our determination of the change in value of the Performance Shares issued to those officers. As described in the Compensation Discussion and Analysis, the core performance measure for Performance Shares granted is Adjusted ROACE, measured against our peer group over a three-year
performance period. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Provided in the exhibit above are the corresponding fiscal year Adjusted ROACE measure, versus the cumulative three-year measurement. Adjusted ROACE is a non-GAAP
measure and is calculated as cumulative adjusted net income available to our common shareholders divided by average adjusted common shareholders’ equity. Adjusted net income available to our common shareholders is determined based upon the financial results for the fiscal year, adjusted for the following items: changes in tax laws, generally accepted accounting principles, or other laws or provisions affecting reported results; significant legal and regulatory settlements; asset write-downs, write-offs, dispositions, or sales (except Worldpay investments) resulting from a change in business strategy;
Mark-to-Market
impacts on the Visa swap and gains associated with the redemption or sale of Visa shares; merger-related, restructuring, early debt extinguishment, and other-than-temporary impairment charges; gains or losses on securities. Average adjusted common shareholders’ equity is based upon reported financial results, adjusted to exclude accumulated other comprehensive income.

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PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually
Paid to
our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the three most recently completed fiscal years.

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PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted ROACE
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Annual Adjusted ROACE during each of the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW Bank Index over the same period.

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PAY VERSUS PERFORMANCE

Tabular List of Most Important Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Adjusted Return on Average Common Equity
Adjusted Earnings Per Share
Adjusted Return on Assets
Adjusted Efficiency Ratio

88

Certain Transactions

The Charter of the Company’s Human Capital and Compensation Committee requires that the Human Capital and Compensation Committee approve all related person or affiliate transactions between Fifth Third Bancorp and any of its affiliates, directors, officers, and/or employees or in which any of such persons directly or indirectly is materially interested or benefited. Loans to directors, executive officers, and their immediate family members have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Fifth Third, and do not involve more than the normal risk of collectability or present other unfavorable features. The Board reviews all extensions of credit made to directors and executive officers and related interests which are subject to the Federal Reserve Board Regulation O. For 2022, all of these extensions of credit complied with the policies and procedures governed by Federal Reserve Board Regulation O.

Certain of these related person transactions are required to be disclosed by Fifth Third Bancorp in this Proxy Statement:

One of our directors, Katherine B. Blackburn, is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. Fifth Third Bancorp’s corporate headquarters is located in Cincinnati and the region is a significant market for the Company. During 2022, we paid the Cincinnati Bengals approximately $2.79 million for sponsorship arrangements, tickets, and advertising expenses. In 2020, Fifth Third and the Cincinnati Bengals signed a five-year sponsorship contract that calls for total payments by Fifth Third Bancorp during that period of up to $2.05 million per year, subject to a 3.5% escalator per year. By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements. The sponsorship contract was negotiated at arms-length and on market terms and Ms. Blackburn did not participate in the negotiations or execution of the contract. Fifth Third’s sponsorship of the Cincinnati Bengals began prior to Ms. Blackburn’s election as a director. The Board of Directors considered this relationship in concluding that

Ms. Blackburn is nonetheless independent for the reasons stated in this section.

Noel Hamilton is employed by Fifth Third Bank as a Senior Vice President. He is the brother-in-law of Kristine R. Garrett, who is an Executive Vice President of Fifth Third Bancorp. In 2022, Mr. Hamilton received compensation of approximately $541,333, including base salary and incentive and equity compensation, as well as benefits generally available to similarly situated employees.

Nicholas Carmichael is employed by Fifth Third Bank as an Investment Banking Analyst. He is the son of Greg D. Carmichael, who is the Executive Chair of Fifth Third Bancorp. In 2022, Nicholas Carmichael received compensation of approximately $170,731, including base salary and incentive and equity compensation, as well as benefits generally available to similarly situated employees.

The compensation packages of Noel Hamilton and Nicholas Carmichael were established by Fifth Third Bancorp in accordance with its employment and compensation policies and practices applicable to employees with equivalent qualifications and responsibilities in similar positions.

We have also engaged in transactions with certain entities that have reported beneficial ownership of over five percent of our Common Stock. In 2022, we paid BlackRock Financial Management, Inc. approximately $3,007,598 for tools used to manage an investment portfolio, including a trading platform, risk analytics, and daily reporting. This business relationship and transaction was conducted at arm’s length in our ordinary course of business.

Additionally, Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its directors, executive officers and shareholders, and corporations or other entities in which they may own a controlling interest. The loans to such persons and/or entities (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to Fifth Third Bancorp.

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Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors, which may be found in the Corporate Governance section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2022, the Committee met 12 times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the SEC with the Chief Executive Officer, Chief Financial Officer, Controller, and the independent external audit firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent external audit firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors, and the independent external audit firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Committee reviewed both with the independent external audit firm and internal auditors, their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent external audit firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 and management’s assessment as to the effectiveness of Company’s internal control over financial reporting as of December 31, 2022 with management and the independent external audit firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assessment of the effectiveness of the Company’s internal control over financial reporting and the independent external audit firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent external audit firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Committee also appointed the independent external audit firm for 2023.

Eileen A. Mallesch, Chair

Katherine B. Blackburn

Thomas H. Harvey

Jewell D. Hoover

Michael B. McCallister

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Principal Independent External Audit Firm Fees

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2022 and December 31, 2021 by the Company’s independent external audit firm Deloitte & Touche LLP.

	December 31,
	2022	2021

Audit fees	$5,384,250	$5,034,650

Audit-related fees(1)	1,659,200	1,283,800

Tax fees(2)	561,795	230,351

All other fees(3)	19,007	67,553

	$7,624,252	$6,616,354

(1)

Includes fees for services related to benefit plan audits, private and other common trust fund audits, stand-alone statutory audits, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 18, loan servicing reports, comfort letters and trust compliance.

(2)

Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2022, $441,723 represents fees for tax compliance services and $120,072 represents fees for tax consulting and planning services; and for 2021, $105,314 represents fees for tax compliance services and $125,037 represents fees for tax consulting and planning services.

(3)	Includes fees for accounting subscription services. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent external audit firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair, whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than five percent of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2022 or 2021 pursuant to this exception.

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Company Proposal 1: Independent External Audit Firm (Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders ratify the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent external audit firm for the Company for the year 2023. The firm has served as the independent external audit firm for Fifth Third Bank since 1970 and for the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire, and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent external audit firm, but the appointment is submitted by the Audit Committee in order to give the shareholders a voice in the designation of the independent external audit firm. If the resolution ratifying Deloitte & Touche LLP as the Company’s independent external audit firm is rejected by the shareholders, then the Audit Committee will take the opportunity to re-evaluate its choice of independent external audit firm. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent external audit firm. The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP.

The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external audit firm is in the best interest of the Company and its investors.

Vote Required

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock and Series A, Class B Preferred Stock, voting together as a single class, present electronically or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the appointment of Deloitte & Touche LLP.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE RESOLUTION.

92

Company Proposal 2: Advisory Vote on Compensation of Named Executive Officers (Item 3 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our Named Executive Officers through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of Fifth Third Bancorp’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in this Proxy Statement for its 2023 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in the “Compensation Discussion and Analysis,” the Human Capital and Compensation Committee has determined that the compensation structure for executive officers is effective and appropriate and has determined that the Company’s aggregate 2022 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable, appropriate and align our executive officers’ interests with the long-term interests of our shareholders. Shareholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

We conduct “Say-on-Pay” advisory votes on an annual basis.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock and Series A, Class B Preferred Stock, voting together as a single class, present electronically or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this advisory proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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Compensation Committee Interlocks and Insider Participation

In 2022, the Human Capital and Compensation Committee members were Messrs. Akins, Brumback, Heminger, and McCallister and Mses. Mallesch and Williams. No executive officer of Fifth Third serves on any board of directors or compensation committee of an entity that compensates any member of the Human Capital and Compensation Committee.

94

Certain Beneficial Owners

Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such security. Pursuant to publicly available information and filings, the following table contains information regarding the only persons who, to our knowledge, beneficially own more than five percent of our common stock as of February 15, 2023:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	86,386,101(1)	12.59%

Common stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	55,318,723(2)	8.1%

Common stock	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	37,477,138(3)	5.5%

(1)

The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G filed with the SEC on February 9, 2023, in aggregate, the Vanguard Group and the affiliated entities included in the Schedule 13G have shared voting power over 961,322 shares of common stock, have sole dispositive power over 83,470,427 shares of common stock, and have shared dispositive power over 2,915,674 shares of common stock.

(2)

BlackRock, Inc. owns the above holdings in its capacity as a parent company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on February 3, 2023, in aggregate, BlackRock, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 50,377,889 shares of common stock and have sole dispositive power over 55,318,723 shares of common stock.

(3)

T. Rowe Price Associates, Inc. owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G filed with the SEC on February 14, 2023, in aggregate, T. Rowe Price Associates, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 18,906,533 shares of common stock and have sole dispositive power over 37,477,138 shares of common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our stock, to file reports of ownership and changes in ownership with the SEC. Executive officers and directors, and persons who own greater than ten percent of a registered class of our stock, are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

The Company believes that, for the period from January 1, 2022 through December 31, 2022, its executive officers and directors complied with all filing requirements applicable to them, except on February 7, 2023, the Company filed a Form 5 on behalf of Mr. Feiger regarding the sale of Company stock held by one of his trusts that occurred in April 2022. The Company based this determination solely on its review of such forms filed electronically or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 was required for those persons.

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2024 Shareholder Proposals

Shareholder Proposals to be included in Fifth Third Bancorp’s Proxy Statement. In order for a shareholder proposal for the 2024 Annual Meeting of Shareholders to be eligible for inclusion in our Proxy Statement, it must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by Fifth Third Bancorp on or before November 7, 2023 at the following address or facsimile number:

Fifth Third Bancorp

c/o Fifth Third Legal Department

Office of the Corporate Secretary

38 Fountain Square Plaza

MD10907F

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: 513-534-6757

Nominees to the Board of Directors for Inclusion in Fifth Third Bancorp’s Proxy Statement: In 2020, the Board of Directors adopted amendments to our Code of Regulations to implement proxy access for the election of directors. An eligible shareholder or group of up to 20 shareholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least three percent of our outstanding common stock, may nominate and include in our Proxy Statement director nominees constituting up to 20% of the total number of our directors (subject to certain adjustments) provided that the shareholders and their nominees satisfy the requirements specified in Article II, Section 12 of our Code of Regulations. Notice of nominations under the proxy access provisions of our Code of Regulations for our 2024 Annual Meeting of Shareholders must be received by our Corporate Secretary at the address listed above by no earlier than October 8, 2023 and no later than the close of business on November 7, 2023, assuming that we do not change the date of our 2024 Annual Meeting of Shareholders by more than 30 days from the date of our 2023 Annual Meeting of Shareholders.

Shareholder Proposals not included in Fifth Third Bancorp’s Proxy Statement. Any shareholder who intends to nominate a person for election to the Board, or to propose other business to be considered by the shareholders, at the 2024 Annual Meeting of Shareholders without such nomination or proposal being included in our Proxy Statement as a shareholder proposal must be a record holder of shares entitled to vote at the meeting and must send a notice that complies with all of the applicable requirements set forth in Article II, Section 11 of our Code of Regulations and Rule 14a-19 of the Securities Exchange Act of 1934 to the Corporate Secretary using the address and facsimile number listed above no earlier than January 19, 2024 and no later than February 18, 2024. Among other requirements, the notice must include information regarding the shareholder giving the notice, specified background information regarding the person to be nominated or the proposal to be made and a representation that the shareholder intends to appear at the meeting and make the nomination or other proposal. In addition to the foregoing, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Securities and Exchange Rule 14a-19(b).

Our Code of Regulations, which sets forth the detailed requirements for making nominations to the Board using proxy access and for making nominations to the Board and proposing other business to be considered by the shareholders at shareholder meetings without inclusion in our Proxy Statement as a shareholder proposal, may be found in the Corporate Governance section of our website at www.53.com.

96

Other Business

Our Code of Regulations provides that only such business will be conducted as is properly brought before the meeting in accordance with the procedures set forth in Article II, Section 11 and 12 of the Code of Regulations. Except as otherwise provided by law, our Articles, or our Code of Regulations, the determination of whether any business sought to be brought before the Annual Meeting of Shareholders is properly brought before such meeting will be made by the Chair of such meeting. If the Chair determines that any business is not properly brought before the meeting, then any such business will not be conducted or considered.

Discretion of Proxies. The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of Fifth Third Bancorp. No other shareholder has informed us of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

Series A, Class B Preferred Stock. The total voting power of the holders of Series A, Class B Preferred Stock is equal to 4,800,000 votes of our Common Stock, or less than one percent of the voting power of our outstanding Common Stock. There are 8,000,000 depositary shares of Series A, Class B Preferred Stock, representing 200,000 shares of Series A, Class B Preferred Stock. Each outstanding share of Series A, Class B Preferred stock has 24 votes per share. Each outstanding depositary share represents 1/40 of a share of Series A, Class B Preferred Stock and, therefore, has the right to instruct the depositary with respect to the voting of 1/40th of the 24 votes to which each share of Series A, Class B Preferred Stock is entitled to vote, which is 0.6 vote for each depositary share. All of the outstanding Series A, Class B Preferred Stock is held of record and will be voted at the Annual Meeting by American Stock Transfer & Trust

Company, LLC, as depositary, in accordance with instructions received by the depositary from the record holders of the depositary receipts issued with respect to the Series A, Class B Preferred Stock (which we sometimes refer to as depositary shares).

Holders of depositary shares may not vote directly at the Annual Meeting, but should follow the directions given to them as to how to instruct the depositary to vote the Series A, Class B Preferred Stock represented by such holder’s depositary shares, using our proxy card, which also serves as voting instructions to the depositary. A failure by the holder of depositary shares to give timely voting instructions to the depositary will result in the Series A, Class B Preferred Stock represented by such holder’s depositary shares not being voted at the Annual Meeting.

Householding. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, or if your household currently receives more than one notice or proxy statement and in the future, you would prefer to participate in householding, please call us toll-free at 1-800-870-0653 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, New York 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

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OTHER BUSINESS

Beneficial shareholders can request information about householding from their bank, broker or other nominee.

Copies. A copy of our Annual Report on Form 10-K for the most recent fiscal year, as filed with the SEC, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Investor Relations, 38 Fountain Square Plaza, MD 1090FV, Cincinnati, Ohio 45263 or by

emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at ir.53.com. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering our reasonable expenses.

By Order of the Board of Directors

Joseph C. Alter

Corporate Secretary

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Questions and Answers About the Annual Meeting and Voting

What is this document?

This document is called a Proxy Statement. This Proxy Statement includes information regarding the matters to be acted upon at the 2023 Fifth Third Bancorp Annual Meeting of Shareholders (the “Annual Meeting”) and certain other information required by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Select Market (“Nasdaq”).

Our Annual Report for the year 2022, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this Proxy Statement. This Proxy Statement, form of proxy, notice of Annual Meeting, Notice of Internet Availability, and the Annual Report are first being sent or made available to shareholders on or about March 6, 2023.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, April 18, 2023, at 11:30 a.m. Eastern Daylight Time. The meeting will occur virtually. There is no physical location for the meeting and you cannot attend in person.

Shareholders and guests may attend the meeting by visiting www.virtualshareholdermeeting.com/FITB2023 beginning at 11:15 a.m. Eastern Daylight Time. Guests may attend and listen to the meeting by registering as a guest. Shareholders of record of common stock and depositary interests in Series A, Class B Preferred Stock on February 24, 2023 may ask questions at the meeting. To do so, shareholders must use the 16-digit control number that is printed on the Notice of Internet Availability of Proxy Materials or the Proxy Card to log in and access the meeting.

Why am I being provided this Proxy Statement?

Fifth Third Bancorp (the “Company” or “Fifth Third”) is required by the SEC to give you, or provide you access to, this Proxy Statement because it is soliciting your proxy to vote your shares of Fifth Third stock at the Annual Meeting. The enclosed Proxy Statement summarizes information you need in order to vote at the Annual Meeting. The holders of the Common Stock have one vote per share, and the holders of the Series A, Class B Preferred Stock have 24 votes per share.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you may also direct the proxy how to vote your shares. Three Fifth Third directors, Nicholas K. Akins, Emerson L. Brumback, and Timothy N. Spence, have been designated as the proxies to cast the votes of Fifth Third’s shareholders at the Annual Meeting.

What actions are shareholders approving at the Annual Meeting?

Election of Directors. The Nominating and Corporate Governance Committee of the Board of Directors has recommended a slate of nominees for election to the Board of Directors. Information about these nominees may be found in the Proxy Statement section titled “Election of Directors.”

Company Proposal 1 (Item 2 on Proxy Card): Ratification of Appointment of Auditors. This is a proposal to ratify the re-appointment of Deloitte & Touche LLP as our independent external audit firm for 2023. This approval is not required by law to appoint an independent external audit firm, but the appointment is submitted by the Audit Committee in order to give shareholders a voice in the designation of the independent external audit firm. If this resolution is rejected by the shareholders, then

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

the Audit Committee will take the opportunity to reevaluate its choice of independent external audit firm. Even if this resolution is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Company Proposal 2 (Item 3 on Proxy Card): Advisory Approval of Executive Compensation. Company Proposal 2 is an annual advisory vote to approve the compensation of our named executive officers (“NEOs”). The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives.

What vote is required to approve the proposals considered at the Annual Meeting?

Election of Directors (Item 1 on Proxy Card). Our directors are elected by the holders of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class. The holders of the Common Stock have one vote per share, and the holders of the Series A, Class B Preferred Stock have 24 votes per share. In an uncontested election of directors, each nominee for director receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. In the event of a contested election, the nominees receiving the greatest number of votes “for” his or her election will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and our Articles of Incorporation and Code of Regulations.

Company Proposals 1-2 (Items 2-3 on Proxy Card). Company proposals 1-2 at the Annual Meeting require the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class, present electronically or by proxy at the Annual Meeting and entitled to vote on each such proposal. Abstentions will have the same effect as a vote cast against such proposal and shares not voted on these proposals by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on these proposals and will have no effect on the outcome.

It is important to vote your shares at the Annual Meeting.

Who may vote and what constitutes a quorum at the meeting?

Holders of Fifth Third Common Stock and Series A, Class B Preferred Stock on February 24, 2023 are entitled to vote on every matter that is to be voted on at the Annual Meeting. Please see the following question for more information on voting shares of Series A, Class B Preferred Stock.

In order to conduct the Annual Meeting, a majority of the voting power of Fifth Third Common Stock and Series A, Class B Preferred Stock, together constituting a single class, entitled to vote at the Annual Meeting on every matter that is to be voted on must be present electronically or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote electronically at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum.

How many votes do I have?

Each share of Fifth Third common stock outstanding on February 24, 2023 is entitled to one vote on all proposals at the meeting, either electronically or by proxy.

Each share of outstanding Series A, Class B Preferred Stock on February 24, 2023 has 24 votes per share on all proposals at the meeting, either electronically or by proxy. All of the outstanding Series A, Class B

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Preferred Stock is held of record and will be voted at the Annual Meeting by American Stock Transfer & Trust Company, LLC, as depositary, in accordance with instructions received by the depositary from the record holders of the depositary receipts issued with respect to the Series A, Class B Preferred Stock (which we sometimes refer to as depositary shares). Each outstanding depositary share represents 1/40 of a share of Series A, Class B Preferred Stock and, therefore, has the right to instruct the depositary with respect to the voting of 1/40th of the 24 votes to which each share of Series A, Class B Preferred Stock is entitled to vote, which is 0.6 vote for each depositary share. Holders of depositary interests in the Series A, Class B Preferred Stock may not vote directly at the Annual Meeting, but should follow the directions given to them as to how to instruct the depositary to vote the Series A, Class B Preferred Stock represented by such holder’s depositary interests, using our proxy card which also serves as voting instructions to the depositary. A failure by the holder of depositary shares to give timely voting instructions to the depositary will result in the Series A, Class B Preferred Stock represented by such holder’s depositary shares not being voted at the Annual Meeting.

As of the close of business on February 24, 2023, there were approximately 681,054,094 shares of Fifth Third common stock outstanding and entitled to vote and 200,000 shares (or 8,000,000 depositary shares) of Series A, Class B Preferred Stock outstanding and entitled to vote. The total voting power of all outstanding shares of Series A, Class B Preferred Stock is equal to 4,800,000 votes of our Common Stock, or less than one percent of the total voting power of our outstanding Common Stock.

The shares represented by all properly executed proxies that are sent to us will be voted as designated and each not designated will be voted and counted as described below. Each person giving a proxy may revoke it by giving notice to us in writing or in open meeting at any time before it is voted.

Fifth Third bears the expense of soliciting proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers, and other regular employees, who will receive no additional compensation therefore in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy materials to the beneficial owners of the stock, and we will reimburse them for their expenses. We have retained D.F. King & Co., a proxy solicitation firm to assist us in soliciting proxies. We anticipate that the costs of D.F. King’s proxy solicitation services will be approximately $14,500, plus reasonable out-of-pocket expenses.

How do I vote?

Record Shareholders. A shareholder who owns Common Stock in Fifth Third directly, and not through a broker, bank, or other nominee (“record holder” or “record shareholder”), may vote electronically at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

2.	Telephone: You may call toll-free 1-800-690-6903, and follow the instructions on the proxy card or on the Notice of Internet Availability.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card in the postage-paid envelope provided.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy, but you must vote no later than 11:59 p.m. Eastern Daylight Time on April 17, 2023 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 13, 2023 for shares held in a Plan.

Holders of depositary shares representing the Series A, Class B Preferred Stock are not record holders of the Series A, Class B Preferred Stock and must instruct the depositary as to how the Series A, Class B

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Preferred Stock represented by the depositary interests are to be voted. Your proxy serves as your voting instructions to the depositary. You may use the Internet or telephone to submit your proxy (voting instructions), but you must submit your proxy by 11:59 p.m. Eastern Daylight Time on April 13, 2023.

Street Name Shareholders. Shareholders who hold shares in “street name,” that is, through a broker, bank, or other nominee (“beneficial holder” or “street name shareholder”), should instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded. Please see “Can my broker vote for me?” below.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as follows:

•	“FOR” the election of each of the directors nominated by the Fifth Third Bancorp Nominating and Corporate Governance Committee;

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent external audit firm (Company Proposal 1); and,

•	“FOR” the advisory vote on the Company’s compensation of its Named Executive Officers (Company Proposal 2).

Can my broker vote for me?

If you are a beneficial holder of shares and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares generally has discretionary authority to vote on “routine” matters without receiving instructions from you but cannot vote on “non-routine” matters unless you provide instructions. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

All proposals at the Annual Meeting except Company Proposal 1 (Ratification of the Selection of Auditors) are considered non-routine matters under applicable rules. A broker, bank, or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with the election of directors and Company Proposal 1. It is important to instruct your broker, bank, or other nominee to vote your shares.

The ratification of the selection of Deloitte & Touche LLP as the Company’s independent external audit firm for 2023 (Company Proposal 1) is considered a routine matter under applicable rules. A broker or other nominee generally exercises its discretionary authority to vote on routine matters without instructions. Although brokers and other nominees are not required to exercise discretionary authority, we expect that no broker non-votes will exist in connection with Company Proposal 1.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with us an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote electronically. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote your shares by proxy.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How are proxy materials delivered?

We control costs by following SEC rules that allow for the delivery of proxy materials to our shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Record holders will have a Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Beneficial holders will have a Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares. Shareholders who have requested paper copies of all proxy materials and certain institutional and other shareholders will also receive paper copies of the other proxy materials including this Proxy Statement, the 2022 Annual Report of Fifth Third Bancorp, and a proxy card or voting instruction sheet.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

What if I share an address and a last name with other Fifth Third shareholders?

To reduce the expenses of delivering duplicate proxy materials to shareholders, we are relying upon SEC “householding” rules that permit delivery of only one set of applicable proxy materials to multiple shareholders who share an address and have the same last name, unless we receive contrary instructions from any shareholder at that address. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call 1-800-870-0653 (toll-free) in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street—22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. Requests will be responded to promptly.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that the shareholder(s) wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

How do I request a paper or e-mail copy of the proxy materials?

Record Shareholders. Record holders may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 16-digit control number located on your proxy card or Notice of Internet Availability.

1.	Call the toll-free telephone number 1-800-579-1639 and follow the instructions provided;

2.	Access the website www.proxyvote.com and follow the instructions provided; or

3.

Send an e-mail to sendmarterial@proxyvote.com with your control number in the subject line. The remainder of the email should be blank. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

Please make your request for a copy on or before April 4, 2023 to facilitate timely delivery.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Street Name Shareholders. Beneficial holders, also known as street name shareholders, should request copies of the proxy materials by following the instructions provided by their bank, broker, or other nominee.

Can I attend the virtual Annual Meeting?

The Annual Meeting is being held virtually. There will be no physical meeting and you cannot attend in person. Please refer to page 2 for instructions on how to attend the virtual Annual Meeting. Individuals who are not shareholders of the Company will be permitted to listen to the Annual Meeting. In order to vote (though not holders of depositary shares representing Series A, Class B Preferred Stock), examine the shareholder list, or submit questions at the Annual Meeting, you must be one of the following:

1.	Record holder of Fifth Third common stock or of Series A, Class B Preferred Stock;

2.	Holder of depositary shares representing Series A, Class B Preferred Stock;

3.	Beneficial holder of Fifth Third Common Stock or of depositary shares representing Series A, Class B Preferred Stock; or

4.	Authorized representative of persons or entities who are beneficial holders of Fifth Third common stock or of depositary shares representing Series A, Class B Preferred Stock.

Can I participate in the Annual Meeting?

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting. Shareholders of the Company will be able to attend, examine the shareholder list, and submit questions before and during a portion of the meeting via the online platform. Shareholders may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/FITB2023, typing a question into the “Ask a Question” field, and clicking submit. You may submit questions beginning on April 11, 2023 by logging onto proxyvote.com with your 16-digit control number. Questions which comply with the Rules of Conduct and that are germane to the purpose of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will combine them.

Shareholders (but not holders of depositary shares representing Series A, Class B Preferred Stock) may vote during the Annual Meeting. Shareholders may also vote before the date of the Annual Meeting, by proxy or by telephone using one of the methods provided on the proxy card. We recommend that shareholders vote by mail, internet, or telephone prior to the Annual Meeting, even if they plan to attend the Annual Meeting virtually.

What if I experience technical difficulties logging into the virtual Annual Meeting?

Shareholders encountering difficulty accessing the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the Company through Broadridge Financial Solutions, Inc. Technical support information is provided on the sign-in page for all shareholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number listed on the Annual Meeting sign-in page.

How do I propose actions for the 2024 Annual Meeting of Shareholders?

Shareholder Proposals to be included in our 2024 Proxy Statement. In order for a shareholder proposal for the 2024 Annual Meeting of Shareholders to be eligible for inclusion in our proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), and must be received by us on or before the date provided on page 96 at the address or facsimile number provided on page 96.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Shareholder Proposals not included in our 2024 Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2024 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Corporate Secretary during the period referenced on page 96 using the address and facsimile number listed on page 96.

Who can I call for help in voting my shares?

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-870-0653.

Who can I contact with questions about my investment in Fifth Third?

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090FV, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of our website at ir.53.com.

Fifth Third 2023 Proxy Statement	105

FIFTH THIRD BANCORP

38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 17, 2023 for Common Stock held directly and by 11:59 p.m. Eastern Time on April 13, 2023 for Common Stock held in a Plan and for depositary shares representing Series A, Class B Stock held directly. Have this card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting, if you hold Common Stock - Go to

www.virtualshareholdermeeting.com/FITB2023

You may attend the meeting via the Internet and, if you hold Common Stock, vote during the meeting. The 2023 Annual Meeting of Shareholders will be online in a virtual meeting format only via live webcast. You will not be able to attend the Annual Meeting physically in person. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 17, 2023 for Common Stock held directly and by 11:59 p.m. Eastern Time on April 13, 2023 for Common Stock held in a Plan and depositary shares representing Series A, Class B Stock held directly. Have this card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98919-P86482-Z84341                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIFTH THIRD BANCORP

The Board of Directors recommends a vote “FOR” the election of all Directors, “FOR” Items 2 and 3.

1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2024:

Nominees:		For	Against	Abstain

1a.	Nicholas K. Akins	☐	☐	☐

1b.	B. Evan Bayh, III	☐	☐	☐

1c.	Jorge L. Benitez	☐	☐	☐

1d.	Katherine B. Blackburn	☐	☐	☐

1e.	Emerson L. Brumback	☐	☐	☐

1f.	Linda W. Clement-Holmes	☐	☐	☐

1g.	C. Bryan Daniels	☐	☐	☐

1h.	Mitchell S. Feiger	☐	☐	☐

1i.	Thomas H. Harvey	☐	☐	☐

1j.	Gary R. Heminger	☐	☐	☐

1k.	Eileen A. Mallesch	☐	☐	☐

			For	Against	Abstain

	1l.	Michael B. McCallister	☐	☐	☐

	1m.	Timothy N. Spence	☐	☐	☐

	1n.	Marsha C. Williams	☐	☐	☐
2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2023.		☐	☐	☐
3.	An advisory vote on approval of Company’s compensation of its named executive officers.		☐	☐	☐

Please sign exactly as name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at www.proxyvote.com.

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D98920-P86482-Z84341

PROXY CARD AND VOTING INSTRUCTIONS FOR VIRTUAL MEETING

This is a proxy card for shares of Common Stock you hold directly and voting instructions to the depositary for depositary shares representing Series A, Class B Preferred Stock you hold directly.

FIFTH THIRD BANCORP	ANNUAL SHAREHOLDERS MEETING

THIS PROXY AND VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Nicholas K. Akins, Emerson L. Brumback, and Timothy N. Spence, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held live via the Internet at www.virtualshareholdermeeting.com/FITB2023 on April 18, 2023 at 11:30 a.m. Eastern Time, and at any adjournments or postponements thereof.

FOR HOLDERS OF DEPOSITARY SHARES REPRESENTING INTERESTS IN FIFTH THIRD BANCORP 6.00% NON-CUMULATIVE PERPETUAL CLASS B PREFERRED STOCK, SERIES A (THE “SERIES A, CLASS B PREFERRED STOCK”):

All of the outstanding shares of Fifth Third Bancorp Series A, Class B preferred stock are held of record and will be voted at the Annual Meeting by American Stock Transfer & Trust Company, LLC, as depositary, in accordance with instructions received from the record holders of the depositary shares issued with respect to the Series A, Class B preferred stock. The Series A, Class B preferred stock is entitled to 24 votes per share, and each outstanding depositary share represents 1/40 of a share of Series A, Class B preferred stock. The depositary will vote the Series A, Class B preferred stock represented by all depositary shares held by the person(s) whose signature(s) appear on the reverse side of this proxy card in accordance with instructions indicated on the reverse side of this card by such holder. The depositary will not vote Series A, Class B preferred stock represented by depositary shares for which the holder has not returned voting instructions. Holders of depositary shares may not vote directly at the Annual Meeting.

In their discretion, the PROXIES and the depositary holding the Series A, Class B Preferred Stock are authorized to vote upon such other business as may properly come before the meeting. These shares represented by this proxy and these voting instructions when executed will be voted in the manner directed herein by the undersigned. If no direction is made, the shares represented by this proxy and these voting instructions will be voted FOR the election of Directors, FOR Items 2 and 3.

(Continued, and please sign on reverse side.)